AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 18, 2001
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          -----------------------------
                              The Tirex Corporation
        (Exact name of small business issuer as specified in its charter)

           Delaware                        5093                  22-3282985
(State or other jurisdiction of (Primary standard industrial  (I.R.S. Employer
incorporation or organization)   classification code number) Identification No.)

                   -------------------------------------------
                              3828 Rue St. Patrick
                            Montreal, Quebec, H4E 1A4
                                 (514) 933-2518

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   -------------------------------------------
                              John L. Threshie, Jr.
                              3828 Rue St. Patrick
                            Montreal, Quebec, H4E 1A4
                                 (514) 933-2518

          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                   ------------------------------------------
                                   Copies to:

     Gregory Sichenzia, Esq.                        John Frohling, Esq.
  Sichenzia, Ross & Friedman LLP             Frohling, Hudak & Pellegrino, LLC
 135 Wet 50th Street, 20th Floor                   425 Eagle Rock Avenue
     New York, New York 10029                   Roseland, New Jersey 07068

                   ------------------------------------------
                  Approximate date of proposed sale to public:
                 As soon as practicable after this registration
                          statement becomes effective.

                   ------------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                  Proposed         Proposed
                                                                  Maximum          Maximum
                                                                  Offering         Aggregate        Amount of
                                              Amount to be        Price per        Offering       Registration
  Title of Securities to be Registered         Registered         Share (1)        Price (1)         Fee ($)
-----------------------------------------------------------------------------------------------------------------
   Common Stock, $0.001 par value (2)          30,000,000           0.071         2,130,000            533
=================================================================================================================
   Common Stock, $0.001 par value (3)             600,000           0.071            42,600             11
=================================================================================================================
                 Total                         30,600,000                                              544
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

(2) Issuable upon the conversion of convertible notes. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the notes will be converted. The number of shares currently issuable upon conversion of the outstanding notes is one half of this amount; the actual number of shares to be issued on conversion is dependent, in part, on the price of the common stock at the time of conversion. Also registered are an indeterminate amount of additional shares of Common Stock that may become issuable by virtue of anti-dilution provisions in the warrants.

(3) Issuable upon the exercise of warrants issued in connection with the sale of the convertible notes. Also registered are an indeterminate amount of additional shares of Common Stock that may become issuable by virtue of anti-dilution provisions in the warrants.

                           --------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

_____, 2001

                              The Tirex Corporation
                        30,600,000 Shares of Common Stock

            This prospectus relates to the resale by the selling stockholders of up to 30,600,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders are deemed underwriters of the shares of common stock which they are offering.

            We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling stockholders.

            Our common stock is quoted on the Over-the-Counter Bulletin board under the symbol "TXMC." On May 15, 2001, the closing price of our common stock was $0.071 per share.

--------------------------------------------------------------------------------

This investment involves a high degree of risk. See the "Risk Factors" beginning on page 4.

--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                                Table of Contents
                                                                           Page
Section                                                                   Number
-------                                                                   ------

Prospectus Summary.............................................................1
Selected Financial Data........................................................3
Risk Factors...................................................................4
Use of Proceeds...............................................................10
Price Range of Common Stock...................................................11
Dividend Policy...............................................................11
Capitalization................................................................12
Management's Discussion and
  Analysis of Financial Condition and Results of Operation....................13
Business......................................................................21
Management....................................................................35
Summary Compensation Table....................................................38
Security Ownership of Management and Certain Beneficial Owners................41
Description of Capital Stock..................................................42
Selling Stockholders..........................................................43
Plan of Distribution..........................................................45
Experts.......................................................................47
Legal Matters.................................................................47
Index to Financial Statements................................................F-1

                               Prospectus Summary


About Our Company

         We are a development stage company completing development of a patented cryogenic tire recycling process, known as the TCS-1 Plant. The TCS-1 Plant comprises a complete, turn-key, environmentally safe, cryogenic tire recycling system designed to: (i) disintegrate scrap tires using less energy than existing ambient methods (which shred and/or chop tires at "ambient" or normal room temperatures) or other currently available cryogenic methods (which reduce the temperature of the materials prior to chopping and/or shredding the tire), and
(ii) produce commercially exploitable, high quality, clean rubber crumb and unshredded steel and fiber.

         We have not generated any significant revenue from operations during the past three fiscal years and generated no revenues in our last fiscal year. The report of our auditors on our audited financial statements contains an explanatory paragraph, which raises substantial doubt about our ability to continue as a going concern. This going concern exception to the auditors' report highlights our need to actively pursue new financing in order to continue operations, commence significant revenue producing operations and achieve our goals. If we do not acquire significant additional funding within the next 12 months, we may not achieve our current business strategy, which could force us to restructure or could result in our ceasing operations.


Our Organization

         We were incorporated in Delaware on August 19, 1987 under the name "Concord Enterprises, Inc.". We changed our name to "Stopwatch, Inc." on June 20, 1989 and to "Tirex America, Inc." on March 10, 1993. On July 11, 1997, we changed our name to "The Tirex Corporation".


Where You Can Find Us

         We are located at 3828 rue St. Patrick, Montreal, Quebec H4E1A4. Our telephone number is (514) 933-2518, our facsimile no is (514) 933-6368, our e-mail address is tirex.com and our world-wide web is at http://www.tirex.com.

                                  The Offering


Common stock outstanding
  before this offering............  We have 175,881,295 shares of common stock outstanding prior to this offering.

Common stock offered by the
  selling stockholders............  Up to 30,600,000 shares of common stock.

Common stock outstanding
  after this offering.............  Up to 206,481,295 shares, assuming the issuance of all securities registered
                                    hereunder.

Use of proceeds...................  We will not receive any proceeds from the sale of securities by the selling
                                    stockholders.

Risk factors......................  Investing in these securities involves a high degree of risk and immediate and
                                    substantial dilution of your investment. As an investor, you should be able to bear a complete loss of your investment. See "Risk Factors" and "Dilution" for a more detailed discussion.

Forward-looking statements........  This prospectus contains forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

                             Summary Financial Data

The information set forth below for the years ended June 30, 2000 and 1999 are derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement.


Statement of Operations Data:
                                   Nine Months
                                      Ended         Year Ended       Year Ended
                                    March 31,         June 30,         June 30,
                                       2001             2000             1999
                                   ----------       ----------       ----------

Revenues                                   --               --          309,848
Operating expenses                  2,480,560        5,457,560        4,767,762
Net (loss)                         (2,553,788)      (5,521,740)      (4,872,263)
Net (loss) per share                    (0.02)            (.06)            (.07)




Balance Sheet Data:
                                    March 31,         June 30,         June 30,
                                       2001             2000             1999
                                   ----------       ----------       ----------

Working capital                      (243,435)        (715,649)        (704,376)
Total assets                         3,208452        3,287,384        4,398,004
Current liabilities                   937,546        1,558,727        2,510,884
Stockholders' (deficit)              (180,184)        (833,839)         445,996
Convertible debentures                     --           75,000          766,600
   (net of conversion benefit)
Convertible notes and loans         1,849,588               --               --

                                  Risk Factors

         Investing in our securities will provide you with an equity ownership interest in The Tirex Corporation. As one of our shareholders, your investment will be subject to risks inherent in our business. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our shares might decline, and you could lose all or part of your investment. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our securities.


         We will be unable to proceed with our current plan of operations unless we secure adequate funding.

         We need to raise further funding through public or private debt or sale of equity to commence producing commercial grade crumb rubber, develop and establish our marketing and servicing staff and to fund their operations, and fully develop our TCS-2 Plant. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. If we are unable to obtain financing on reasonable terms, we could be forced to delay, limit or eliminate certain product and service development programs.


         We have a history of losses and anticipate future losses that will compel us to seek additional capital.

         For the fiscal year ended June 30, 2000, we sustained a loss before other income (expense) of approximately $5,522,000. We anticipate future losses to occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations. If we are unable to raise additional funds when necessary, we may have to reduce planned expenditures, scale back our product developments, sales or other operations, lay-off employees and enter into financing arrangements on terms that we would not otherwise accept or be forced into insolvency.


         Our independent auditors have issued a going concern opinion that may hurt our ability to raise additional financing and adversely affect the price of our common stock.

         The report of our independent auditors on our financial statements for the years ended June 30, 2000 and 1999 contains an explanatory paragraph, which indicates that we have incurred losses and have a working capital deficiency. This report raises substantial doubt about our ability to continue as a going concern. This report is not viewed favorably by analysts or investors and may make it more difficult for us to raise additional debt or equity financing needed to run our business. We urge potential investors to review this report before making a decision to invest in our company.

         Our commitments to issue additional common stock may dilute the value of your stockholdings, adversely affect the market price of our common stock and impair our ability to raise capital.

         We currently have outstanding commitments in various forms such as warrants, options, and convertible securities to issue a substantial number of new shares of our common stock. The shares subject to these issuance commitments, to some degree, will be issued in transactions registered with the Securities and Exchange Commission and thus will be freely tradable. In many other instances, these shares are subject to grants of registration rights that, if and when exercised, would result in those shares becoming freely tradable. Furthermore, the number of shares issuable upon conversion or exercise of these securities is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases, we will be required to issue additional shares upon conversion or exercise. There is essentially no limit to the number of shares that we may be required to issue. An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.


         Our default on the payment of notes could have a material adverse effect on our business, operating results, or financial condition.

         On February 26, 2001 we issued $750,000 worth of convertible notes to certain investors. Interest payable on these notes is payable quarterly commencing June 30, 2001. In addition, all principal and unpaid interest due on the outstanding notes is immediately due and payable on February 28, 2003, or earlier in the event of a default. If we default on the notes, we will be required to pay the principal of the notes and any interest accrued. The cash required to pay such amounts will likely come out of our working capital. Such a default could materially and adversely affect our operations, because we rely on our working capital for our daily operations.


         We may be required to pay the note holders a penalty under certain circumstances.

         We will be required to pay the note holders a 2% penalty in each month, or part thereof, following July 30, 2001 that the Securities and Exchange Commission has not declared effective our registration statement covering the shares of common stock issuable upon conversion of the notes. We will be required to pay to each note holder, upon that note holder's election, a sum equal to 130% of the unconverted note principal, together with accrued but unpaid interest on the note, if we are unable to issue the shares of common stock within ten business days of the date when that note is convertible. The interest rate payable on the notes will increase from 8% to 18% if we do not pay the principal or interest on the notes within 12 days after such amount is due.

         Restrictions in our current financing arrangements may negatively affect our ability to raise additional capital.

         Our prior financing agreements contain restrictions on future financing, which may materially and adversely affect our ability to raise necessary additional funds. We may not obtain financing by issuing equity, convertible debt or other free trading securities for 180 days after the effectiveness of the registration statement containing this prospectus, without the consent of the investors. We must also give each of our current investors a right of first refusal to purchase a number of shares, on the same terms, and in the same proportion as that investor purchased our prior notes if we sell our equity securities in the 210 days after effectiveness of the registration statement containing this prospectus.


         We are a development stage company in a new and evolving market and we cannot be certain that our business strategy will be successful.

         We are a development stage company that is just beginning commercial operations with one prototype system and have not made any sales of our principal product the TCS-1. Our limited operating history makes an evaluation of our business and prospects very difficult. You must consider our business prospects in light of the risks and difficulties we encounter as a development stage company in the historically difficult field of tire recycling, in which many methods and companies have failed. These risks and difficulties include, but are not limited to:

         o        High initial purchase costs for an unproven product;
         o High capital expenditures associated with development of our TCS-1 Plant and technologies;
         o Lack of customers to purchase our TCS Plant, due to unfamiliarity and unproven technology; and
         o Difficulties in manufacturing high quality crumb rubber on a sustained basis.

         We cannot assure that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of these risks may materially and adversely affect our business.


         We cannot assure that our products or methods will be commercially viable.

         We have completed the design phase for our TCS-1 Plant and we plan to complete the development and deployment of an advanced TCS-2 Plant and to commence the production and sale of crumb rubber with our prototype TCS Plants. Although we intend to devote, and are devoting, significant personnel and financial resources to further development and marketing activities, we cannot assure you that we will:

         o successfully deployment products according to our anticipated time frame,
         o produce and market the TCS-1 or TCS-2 at the cost forecast in our business plan,
         o        sell our systems upon its completion, if any,
         o produce a system that customers will be able to operate them effectively,

         o        receive revenue from advertising subsequent sales, if any.

         Consequently, we may never realize benefits from our research and development activities. Our ability to achieve and sustain profitability depends on our ability to successfully develop and market commercially profitable production units. Our failure to meet these goals may materially and adversely affect our operations.


         We operate in a highly competitive market against companies with significantly greater operating resources.

         There are many tire recycling systems utilized by competing companies, many of which have greater technical and financial resources than we do. We anticipate competing with these companies not only based on the quality and price of our products, but also based upon the time required to construct a TCS-1 Plant, currently almost a year. We may also face reproduction of our products without licensing, particularly outside of the United States, if we obtain customer acceptance of our system. New technologies may also be developed which render our product obsolete. Our inability to compete effectively in our marketplace may materially and adversely affect our operations.


         Our technology is not currently accepted in the tire recycling marketplace.

         We have not yet sold our TCS-1 Plant or any of the crumb rubber that the TCS-1 has or will produce in the future. We have demonstrated our TCS-1 Plant for many potential customers and have obtained non-binding agreements regarding purchases from them, but we have not yet obtained a firm purchase order for our products. We anticipate that we will not achieve the sales volume and revenues necessary to meet our business expectations until completion of our first plant sale. In addition, we may not know the viability of our products prior to the installation and use of the TCS-1 Plant in a true commercial environment. Our operations may be materially and adversely affected if our products are not accepted in the tire recycling marketplace.


         Our success depends on our ability to protect our proprietary technology.

         Our success depends, to a significant degree, upon the protection of our proprietary technology. We have a United States Patent on parts of our system and intend to apply for other forms of protection, for our proprietary technology in the United States and worldwide. There can be no assurance that such applications will be granted, or even if such applications are granted, that others will not develop technologies that are similar or superior to our technology. The steps we intend taking to protect our other proprietary rights may not be adequate and third parties may infringe or misappropriate our patents, trademarks, and similar proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available in every country in which our products and technology will be sold.

         We may have to commence litigation in the future to enforce our proprietary rights, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could materially and adversely affect our operations.


         Our common stock has a limited trading market and may experience price volatility.

         Our common stock trades publicly on the Nasdaq Over the Counter (OTC) Bulletin Board. We cannot assure that a regular trading market for our common stock will develop, and if it develops, that it can be sustained. OTC Bulletin Board trading affords us limited market liquidity. Consequently, our shares' trading market may be adversely affected by the sale of shares offered pursuant to this prospectus. Although it is impossible to predict market influences and prospective values for securities, an increase in the number of shares available for public sale may adversely affect our trading market. Until a significant trading market for our stock develops, if at all, the market price for our common stock may be volatile and shift dramatically based on the success of our operations, among other factors. Stock markets also have experienced, and continue to experience, extreme price and volume fluctuations in the market price of small capitalization companies. These fluctuations may be unrelated to the Company's operating performance. These market fluctuations, as well as general economic and political conditions, may adversely affect our common stock's market price.


         Quarterly operating results may cause significant price fluctuations in our common stock.

         Our future quarterly revenues and operating results will be difficult to predict and may fluctuate significantly from quarter to quarter. Any shortfall in future revenues relative to our expectations could cause a significant decline in our quarterly operating results. If we do not meet the expectations of investors and analysts in a given quarter, our common stock price could decline. Fluctuations in our common stock price may be exaggerated if the trading volume of our common stock is low, or if market conditions in general are adverse.


         "Penny Stock" regulations may restrict the marketability of our stock, which may affect the ability of holders of our common stock to sell their shares.

         The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules, which impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:

         o the commission payable to both the broker-dealer and the registered representative,

         o        current quotations for the securities, and
         o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

                                 Use of Proceeds

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering, except upon the exercise of warrants. The Company will utilize proceeds received from the exercise of warrants, if any, for working capital.

                           Market for Our Common Stock

         Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "TXMC". The following table sets forth the range of high and low bid quotations for our common stock for each quarter of the last two fiscal years, as reported on the Over-The-Counter Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.


                     PERIOD                              HIGH              LOW
                     ------                              ----              ---

Year Ended June 30, 1999:
     First Quarter .............................         0.30             0.12
     Second Quarter ............................         0.28             0.10
     Third Quarter .............................         0.25             0.15
     Fourth Quarter ............................         0.28             0.09


Year Ended June 30, 2000:
     First Quarter .............................         0.13             0.04
     Second Quarter ............................         0.14             0.035
     Third Quarter .............................         1.41             0.07
     Fourth Quarter ............................         0.68             0.255


Year Ended June 30, 2001:
     First Quarter .............................         0.40             0.1875
     Second Quarter ............................         0.30             0.10
     Third Quarter .............................         0.13             0.0625


         There were approximately 470 holders of record of our common stock as of May 9, 2001.


                                 DIVIDEND POLICY

         Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. No dividends on our common stock have ever been paid, and we do not anticipate that dividends will be paid on our common stock in the next fiscal year.

                                 Capitalization

         The following table summarizes our long-term obligations and capitalization as of the years ended June 30, 1999 and 2000, respectively, and the nine months ended March 31, 2001. The information in the table should be read in conjunction with the more detailed combined financial statements and notes presented elsewhere in this prospectus.

                                        Nine Months Ended    Fiscal Year     Fiscal Year
                                          March 31, 2001        Ended           Ended
                                                            June 30, 2000   June 30, 1999
                                        -------------------------------------------------

Stockholders' equity:
   Capital stock                               175,756          151,133          97,360
   Additional paid-in capital               22,613,260       19,364,787      15,155,355
   Deficit accumulated during the          (23,063,979)     (20,510,191)    (14,961,362)
      development stage
   Unrealized gain on foreign exchange          94,779          160,432         154,643
                                        -------------------------------------------------

      Net shareholders' equity                (180,184)        (833,839)        445,996
                                        -------------------------------------------------


Long-term convertible obligations

   Convertible subordinated debentures              --           75,000         766,600
   Convertible notes and loans               1,849,588               --              --
                                        -------------------------------------------------
      Total long-term convertible
      obligations                            1,849,588           75,000         766,600
                                        -------------------------------------------------

      Total capitalization                   4,669,404         (758,839)      1,212,596
                                        =================================================


Additional Information About Financial Presentation

         Options and Warrants. Unless this prospectus indicates otherwise, all information presented in this prospectus assumes no exercise of warrants or options outstanding.

                      Management's Discussion and Analysis
                Of Financial Condition and Results of Operations


         The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. This document contains certain forward-looking statements including, among others, anticipated trends in our financial condition and results of operations and our business strategy. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in our internal budgeting process which might impact trends in the our results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in the our business strategy or an inability to execute its strategy due to unanticipated changes in the industries in which we operates; and (iv) various competitive factors that may prevent the us from competing successfully in the marketplace.


Results of Operations

         In March 2000, the Company announced that its tire recycling technology was ready for replication and commercialization. During the first nine months of Fiscal 2001, the Company demonstrated its technology to numerous groups from China, Italy, Korea, Brazil, the U.K., Puerto Rico, Ukraine, Egypt and Canada, as well as to some shareholders and potential strategic alliance partners. While numerous Letters of Intent have been signed, as of this date, no purchase / sale contracts have been written. The Company has provided final costing with respect to a multi-system order to a European potential customer. While the Company believes that firm contracts will be concluded in the near future, Management cannot offer any guarantees that such contracts will materialize.

         The Company had completed its agreement in principle with Simpro S.p.A. of Turin, Italy respecting the manufacturing, installation and provision of post-sales service for the Company's European clientele. The final form of the contract was signed during the third quarter of Fiscal 2001. Since signing, Management has been working with Simpro to finalize costing of the TCS System in such a format as to facilitate quotations for potential customers to respond to their input and output requirements. The Company also entered into an Agreement in April 2001 with Tirex-Europe for the marketing and distribution of TCS Systems in selected countries in Europe.

         Since announcing its intentions to convert the TCS-1 R&D and demonstration platform in Montreal, into a commercial recycling center, the Company has received communications from potential customers for crumb rubber. Until the conversion of the original TCS-1 into a full-scale commercial tire recycling facility is completed, the Company will not be in a position to finalize any such agreements. Furthermore, the finalization of any such agreements will depend upon the Company's analysis of the market potential for the grades of rubber crumb requested versus other market opportunities and the Company's ability to generate the volumes of crumb required to meet customer demands for the entire output profile of crumb from the TCS-1. Management expects to be in a position to make such decisions prior to the end of Fiscal 2001 or at the beginning of Fiscal 2002.

         In April 2001, the Company entered into a joint venture agreement with a newly-incorporated company, Xerus Inc. (Xerus). Xerus intends to specialize in the design of products using recycled plastics and in the marketing of such products. The Company has been working with the organizers of Xerus over the last three years in the development of composite materials involving the inclusion of rubber crumb with thermoplastic elastomers. Xerus has contracts for production scheduled to start in June 2001. These contracts involve products which will be injection molded using rubber crumb / thermoplastic elastomers. Management is not in a position to predict with reasonable certainty the economic benefit of these contracts.

         The Company has been able to identify a potentially significant requirement for large volumes of very fine mesh crumb rubber, finer than what the mesh size that the TCS was originally designed to produce in substantial quantities. This customer requirement would necessitate adding additional equipment to the original TCS configuration and augmenting the freezing capability of the System. Management feels that such enhancement options could materially broaden the market for the TCS technology. The Company has been experimenting with such production capability variants to meet these expressed demands for which potential customers appear willing to pay a premium price and has also been working with Simpro on the design and configuration of auxiliary equipment as an adjunct to the primary TCS System to establish the capabilities requested.

         On December 21, 2000, the Company signed a purchase and sale agreement in respect of a TCS-1 System, the Company's patented system for tire recycling. The order was signed by Well Express International Ltd., an import / export company of Hong Kong, with whom the Company had previously signed a Memorandum of Understanding respecting their cooperative development of the Chinese market for TCS Systems. Subsequently, at the request of Well Express' Mainland Chinese partner, Well Express requested that the original purchase and sale agreement be supplemented by what was termed a "Technical Contract". Such a contract defines the technical specifications of what the customer is purchasing. Management has produced such a draft of document and will forward it, following review by legal counsel, to Well Express for approval. In the absence of such approval, the initial purchase and sale agreement would effectively become unenforceable. While Well Express has represented to the Company that this approval could be completed during the month of May 2001, Management cannot guarantee that such will occur. For reasons of economic and political issues, the Mainland Chinese partner of Well Express has insisted on anonymity until such time as the contract is fully effective.

         The Company entered into an Agreement with Tirex-Europe in April 2001. Under the Agreement with Tirex-Europe, the gross revenue numbers resulting from the sales of TCS Systems would be recorded on the books of Tirex-Europe rather than on the books of The Tirex Corporation. Revenue will be attributed to The Tirex Corporation on the basis of a division of the gross profit resulting from the sales, such divisions being variable as a function of whether or not the sale is being made to a new customer or an existing customer and how many sales are being made to the same customers. The variable scale is not country-specific. Also under the terms of the Tirex-Europe Agreement,

Tirex-Europe will pay to The Tirex Corporation the sum of US$500,000, payable over the sale of the first ten TCS Systems but with an overall deadline of twelve months. The contract with Tirex-Europe does not come into effect until Tirex-Europe delivers to The Tirex Corporation a first firm purchase order for a TCS System.

         In January 2000, the Company signed a License with Ocean Equipment Manufacturing and Sales Co. ("OEMS") of New Jersey for the marketing and for the manufacturing, installation and service of Tirex tire recycling systems in the U.S. market. The Company will receive a royalty for each system sold, subject to adjustments respecting actual manufacturing costs. While as of March 31, 2001, OEMS had not yet concluded any sales of TCS Systems to independent parties, OEMS has scheduled independent customers to visit the Tirex facility in Montreal.

         In February of 2001, The Company concluded a private financing with an investor group. Under the terms of the Agreement, the Company had the contractual right to require the Investor to purchase up to US$5,000,000 of put notes. To date, the Company has drawn down US$750,000 of this amount but will not be able to require further draw downs due to a change in the policy of the SEC which will not permit the filing of a Registration Statement to register shares relating to possible future exercises. The initial $750,000 was provided in the form of a Convertible Note. In addition to the conversion feature in the note, warrants are also issuable as a function of the actual amount of the funds drawn down by the Company.

         Because of the lengthy delay preceding the commencement of commercial operations, the Company has had to and will in the near future, be forced to continue to cover its overhead costs from sources other than revenues from operations. As of March 31, 2001, the Company estimates that overhead costs from March 31, 2001 until the date that adequate revenues could be generated from operations to cover its overhead costs, will be approximately $100,000 per month, and Management anticipates that adequate cash inflows can be expected to cover monthly expenditures by the first quarter of Fiscal 2002.

         The Company is presently still in the very early stages of the business of manufacturing and selling TCS Systems. The Company anticipates that it will begin selling and manufacturing TCS Systems on a commercial basis in the very near future. The Company had $390,848 of gross sales during Fiscal 1999, but with the halting of operations in the rubber mat molding business, the Company did not generate any gross sales during Fiscal 2000. Unless and until the Company successfully develops and commences TCS System manufacturing and sales operations on a full-scale commercial level, it will not generate any significant revenues from operations, except possible limited sale of crumb if the Company's conversion of its prototype to a commercial unit proves successful of which there is no assurance. Except for the foregoing, the Company has never engaged in any significant business activities.

         Management believes that the amounts accrued to date in respect of the shares issued to compensate the executive officers and consultants reflect the fair value of the services rendered, and that the recipients of such shares received such shares at an appropriate and reasonable discount from the then current public market price. Management believes that the discount is warranted due to the fact that there are often restrictions on the transfer of said shares arising out of the absence of registration, and the uncertainty respecting the Company's ability to continue as a going concern.

         From inception (July 15, 1987) through March 31, 2001, the Company has incurred a cumulative net loss of $23,063,979. Approximately $1,057,356 of such cumulative net loss was incurred, prior to the inception of the Company's present business plan, in connection with the Company's discontinued proposed health care business and was due primarily to the expending of costs associated with the unsuccessful attempt to establish such health care business. The Company never commenced its proposed health care operations and therefore, generated no revenues therefrom.


Liquidity and Capital Resources

         The activities of the Company since its formation in 1987, and the inception of its current business in 1993 have been financed by sources other than operations. Such financing was principally provided by the sale of securities in private transactions and by additional capital investments by directors, officers and employees. During the nine month period which ended March 31,2001, directors, officers, employees and consultants made direct cash investments into the Company for an amount of $140,000.

         The Company received financial assistance by way of loans and grants from the governments of Canada and of Quebec, directly or through agencies thereof, for the design and development of the TCS-1 Plant and for export market development. Briefly, they have included the following (note that conversions to the US Dollar were made at 70(cent) which was the approximate prevailing rate at the time such loans and grants were received):


                           GOVERNMENT FUNDING RECEIVED

          Source                        Type of                                   CDN$           US$
        of Funding                     Assistance           Purpose              Amount      Equivalent
-------------------------------------------------------------------------------------------------------

GOVERNMENT OF CANADA

   Industrial Recovery Program        Interest-free      Construct              $500,000      $350,000
     for Southwest Montreal           loan               prototype TCS-1

   Innovation, Development &
     Entrepreneurship Assistance
     Program (IDEA)

       1st Loan                       Interest-free      Market Study           $ 20,000      $ 14,000
                                      loan               Iberian Peninsula

       2nd Loan                       Interest-free      Market Study for       $ 20,000      $ 14,000
                                      loan               India

       3rd Loan                       Interest-free      US market for          $ 95,000      $ 66,500
                                      loan               crumb rubber

       4th Loan                       Interest-free      Market                 $ 95,000      $ 66,500
                                      loan               development in
                                                         Iberia

       5th Loan                       Interest-free      Use of crumb           $ 98,000      $ 68,600
                                      loan               rubber in
                                                         thermoplastic
                                                         compounding


GOVERNMENT OF QUEBEC

    Recyc-Quebec                      Grant              Construct              $ 75,000      $ 52,500
                                                         prototype TCS-1


         Repayment of the loans received under the Industrial recovery Program for Southwest Montreal (IRPSWM), and the Innovation, Development & Entrepreneurship Assistance Program (IDEA), noted above, are as per the following table. Note that the first, second and third IDEA loans designated above provide for repayment as a percentage of sales; there is no fixed repayment schedule. In each case, the percentage is used to compute an amount payable to the Government of Canada under these loans as a function of gross sales in a specified territory, these being the Iberian Peninsula for the first and fourth IDEA loan and India for the second. If sales do not result in the specified territories, no repayment of the loan is required. In all three cases, the amount which results from the multiplication of the percentages by the gross sales is capped at the actual amount of money lent to the Company. Only the third and fifth IDEA loans have fixed repayment schedules.

         The following amounts are in Canadian Dollars. US Dollar equivalents follow using a 64(cent) equivalent, which is the approximate current exchange rate of the U.S. dollar versus the Canadian dollar:

LOAN               FY 2001      FY 2002      FY 2003      FY 2004      FY 2005
----               -------      -------      -------      -------      -------

IRPSWM             $187,901     $200,000
3rd IDEA           $ 12,667     $ 19,000     $ 25,335     $ 31,663
5th IDEA           $  5,880     $ 11,760     $ 17,640     $ 23,520     $ 29,400
TOTAL (CDN$)       $206,448     $ 230,76     $ 42,975     $ 55,183     $ 29,400
US$ equivalent     $132,127     $147,686     $ 27,504     $ 35,317     $ 18,816

-------------------

(1) Historically, the Company has been charged interest on all past due reimbursements and payment, therefore, is deducted from tax credit payments or other forms of revenue payment otherwise due the Company.

         The Company is presently negotiating with various financial and operating companies concerning a possible investment by such companies in Tirex. As of this date, the Company has tentatively negotiated a private placement with a United States based funding group, which requires the escrow of shares in order to complete the private placement. In that regard, the Company's stockholders approved an increase in the authorized share capital of the Company to 250,000,000 shares of common stock, which had previously been approved by the Company's Board of Directors. Other potential financing sources are also being considered. In addition, the Company is in discussions with a major tire manufacturer concerning a possible working relationship, or investment by that Company into Tirex. There is no assurance that any such relationships will be established or investment funds received.

         Whether or not the funds, which the Company obtains from any of the above proposed sources will be sufficient to enable the Company to reach a profitable operating stage will be entirely dependent upon the amount of such financing which the Company is actually able to raise and the as yet unproven ability of the TCS System to operate continuously on a long-term commercial basis in accordance with its anticipated performance specifications.

         Any failure or delay in the Company's receipt of the proposed financing would be directly reflected in a commensurate delay or failure in the commencement of full-scale manufacturing and / or sales of TCS Systems. It should be noted also that the period of time during which any funds raised will be available to cover normal overhead expenses could be significantly reduced if the Company is required to make substantial, presently unanticipated, expenditures to modify or correct any defects in the design or construction of the TCS System, which could manifest themselves over the next several months. Given the early stage of the transition of the Company from that of a developmental stage company to a fully commercial stage operation, it is impossible at this time to estimate with any degree of certainty the amount of incoming cash flow from operations, if any, during the next twelve months.

         In order for the Company to continue to pay its general and administrative expenses in the future, it must raise funds from the sale of securities, receive loans from its officers and directors, or obtain financing from other sources. In order to conduct further research on its existing or future products, it will continue to depend principally on various governmental financing assistance programs.

         In the event that the Company does not succeed in completing the private sale of securities or an investment from a strategic alliance partner, there can be no assurance that the Company will be able to obtain outside financing on a debt or equity basis on terms favorable to it, if at all. In the event that there is a failure in any of the finance-related contingencies described above, the funds available to the Company may not be sufficient to cover the costs of its operations, capital expenditures and anticipated growth during the next twelve months. If the proceeds from the above described potential sources of funding should be insufficient for the Company's requirements and it is not able to effect a private or public offering of its securities within the next twelve months, or find other sources of alternate funding, the Company's financial position and its prospects for developing a profitable business operations would be materially adversely affected. The

Company does not presently have the funds necessary to manufacture any of its TCS Systems and must therefore depend on potential customers or other financial sources for such working capital. Also, at present the Company does not have the funds on hand required to defray the administrative expenses expected to be incurred in fiscal year 2001 or fiscal 2002.

         As of March 31, 2001, the Company had total assets of $3,208,452 as compared to $3,725,966 at March 31, 2000 reflecting a decrease of $517,514,and a decrease of $78,932 as compared to total assets as of the last fiscal year-end, June 30, 2000, which total amounted to $3,287,384. Management attributes the decrease from March 31, 2000 to March 31, 2001 primarily to the following factors: (i) a decrease of $106,696 in Prepaid Expenses and Deposits and Other Assets from the balance as of March 31, 2000 in the amount of $584,158 compared to March 31, 2001 balance of $477,462; (ii) a decrease of $85,930 in Inventory from the balance as of March 31, 2000 in the amount of $186,584 compared to the March 31, 2001 balance of $100,654; (iii) a decrease of $181,964 in Accounts receivable and notes receivable from the balance as of March 31, 2000 of $198,606 compared to the March 31, 2001 balance of $16,642; and (iv) a decrease of $45,030 in Tax Credits Receivable from the balance as of March 31, 2000 of $445,598 compared to the March 31, 2001 balance of $400,568. The decrease in total assets of $78,932 from June 30, 2000 to March 31, 2001 is primarily attributable to the decrease in Accounts and Notes Receivable from $129,431 as of June 30, 2000 to $16,642 as of March 31, 2001, a difference of $112,789, reflecting the offset of certain current receivables against current payables to the same persons and a decrease in Tax Credits Receivable in the amount of $74,653, the difference from June 30, 2000 balance of $475,221 as compared to March 31,2001 balance of $400,568, offset by an increase in Prepaid Expenses and Deposits from $326,892 as of June 30, 2000 to $$477,462 as of March 31, 2001, a difference of $150,570. The amount owing for tax credits receivable reflects the continuing commitment of the Company to its research and development efforts.

         As of March 31, 2001, the Company had total liabilities of $3,388,636, which when compared to $3,362,773 at March 31, 2000, reflects an increase of $25,863 and when compared to total liabilities as of the end of June 30, 2000 of $4,121,223, reflects a decrease in the amount of $732,587. The decrease of $732,587, which occurred during the nine month period ended March 31, 2001, was primarily due to a $1,179,922 decrease in amount of Convertible Loans, which resulted primarily from conversions of debt obligations into common stock, and a $387,818 decrease in the amount of Accounts Payable and Accrued Liabilities, which resulted from conversions of debt obligations into common stock, offset by a $935,556 increase in the amount of Convertible notes.

         Reflecting the foregoing, the financial statements indicate that as at March 31, 2001, the Company had a working capital deficit (current assets minus current liabilities) of $243,435 and that as at March 31, 2000 the Company had a working capital deficit of $577,216. The difference in the working capital deficit from March 31, 2000 to March 31, 2001 thus shows an decrease of $333,781.

         The financial statements reflect total operations and other expenses of $2,553,788 for the nine month period ended March 31, 2001 versus $2,959,215 for the same nine month period ended March 31,2000, reflecting a decrease of $405,427. The primary reasons for this decrease relate to decreased personnel expenses albeit without any sacrifice to the Company's efforts to properly establish and position itself for full commercial scale manufacturing, offset by an increase in the amount recorded for Research and Development.

         The Company currently has only limited material assets (other than its investment in its TCS-1 which has been largely written off) and liquidity. The success of the Company's tire recycling equipment manufacturing business, and its ability to continue as a going concern will be dependent upon the Company's ability to obtain adequate financing to commence profitable, commercial manufacturing and sales activities and the TCS System's ability to meet anticipated performance specifications on a continuous, long term, commercial basis.

                                    Business


Overview

         We were incorporated in Delaware on August 19, 1987 under the name "Concord Enterprises, Inc.". The Company changed its name to "Stopwatch, Inc." on June 20, 1989 and to "Tirex America, Inc." on March 10, 1993. On July 11, 1997, the Company changed its name to "The Tirex Corporation".

         Since January 1993, our core business has been to develop and market by sale or license an environmentally friendly cryogenic tire recycling system, which we intend to sell to recycling companies and governmental agencies to enable them to recycle tires. We also intend, in conjunction with a recent joint venture partner, to produce crumb rubber from our existing prototype unit or acquire it from the TCS Plants we sell. We intend to market that material in combination with plastics to various manufacturers as a component for use in their products, for example auto parts.

         Through December 31, 2000, we have generated no significant revenues from operations, have incurred substantial expenses and have sustained losses. We have incurred a net loss of $(2,553,788) for the nine months ended March 31, 2001. Losses have resulted principally from costs incurred in connection with developing our TCS-1 Plant. The report of our auditors on our audited financial statements for the years ended June 30, 2000 and 1999 contain an explanatory paragraph which raises substantial doubt about our ability to continue as a going concern. This going concern exception to the auditors' report, which is not viewed favorably by analysts or investors, may make it more difficult to actively pursue new debt and/or equity financing in order to continue operations and achieve our goals.


Our Products

         We have one prototype TCS-1 Plant which is composed of various proprietary and non-proprietary parts and technology. Our TCS-1 Plant comprises a complete, turn-key, environmentally safe, cryogenic tire recycling system designed to: (i) disintegrate scrap tires, using less energy than existing ambient methods (which shred and/or chop tires at "ambient" or normal room temperatures) or other currently available cryogenic methods (which reduce the temperature of the materials before chopping and/or shredding the tire), and
(ii) produce commercially exploitable, high quality, clean rubber crumb and unshredded steel and fiber.

         Our plant's freezing chamber is a large tank through which the tire parts are circulated at temperatures of approximately 170 degrees below zero. Frozen tire parts are passed through another chamber that separates the component parts of all tires, including rubber, wire and twine. This chamber contains smashing mechanisms and other proprietary parts and processes that transform the rubber into very small particles (mesh). The mesh is then physically separated from the metal and twine and is finally subjected to other steps to achieve the desired mesh size.

The TCS-1 Plant

         All major components of the TCS-1 Plant were successfully tested and operational on a non-continuous running basis by May 1998, with approximately 85% of the TCS-1 Plant components meeting our predetermined specifications. In the fourth quarter of fiscal 1999, the Company started the construction of a second freezing tower and the second disintegrator unit. Problems with an internal materials conveying system were identified during long-term testing of the first freezing tower, and construction of the second tower was halted pending resolution of the identified problems. The Company believes that during the third quarter of fiscal 2000 it perfected the TCS-1 Plant to allow successful replication and commercialization of its technology. The entire system has operated with 100% reliability through five tests of continuous operation from 80 to 100 hours. The conveying system problem has been resolved by replacing the walking conveyor system with a belt system. Improvements in the fracturing mill have caused the recovery of saleable rubber to increase to 13 lbs. per tire, which is approximately 90% of the total amount of rubber (14.3 lbs.) in a 19 lb. (average weight) used auto tire. To the best knowledge of the Company, current industry competitors recover only 70-80% saleable rubber. The Company continues to test the TCS-1 Plant components to identify opportunities to increase the TCS-1 Plant's operating efficiency. For example, recent design changes in the tire preparation equipment will offer high reliability using less than 50% of the previous horsepower. The Company is currently developing a design for a second generation system (the "TCS-2") to provide greater production capacity than the TCS-1 Plant. No prototype of this second freezing tower has been constructed to date.

         The functions and mechanisms of the TCS-1 Plant have been designed for the exclusive purpose of disintegrating automobile tires, which consist mainly of the following elements:

         o Two types of rubber. The sidewalls of automobile tires are constructed of material containing a higher percentage of natural rubber, while treads utilize blends containing more synthetic rubber. The TCS-1 Plant has been designed to capitalize on these differences by producing separate rubber powders from sidewalls and treads. This separation enhances market opportunities for our system's output;

         o Steel beads. The rims of tire treads are imbedded steel beads composed of steel wires tightly wound together to a diameter of approximately 3/8 of an inch;

         o Steel belting. Underlying the tread areas of tires is a thin layer of steel wires laid out in a "herring bone" pattern; and

         o Fiber threads. Fiber threads are incorporated into the rubber used throughout the tire.

         The TCS-1 Plant has been designed to operate continuously (with minimum scheduled downtime for maintenance) and to require less energy than is used, to the best of the Company's knowledge, by other presently existing tire recycling equipment. The TCS-1 Plant is capable of processing automobile tires at a rate equivalent to one million passenger tires per year on a continuous, commercial operations basis.

         The step-by step operations of the TCS-1 Plant are as follows:

         (a) The two sidewalls are cut off and the tread is cut into lengths of about one foot. (The sidewalls are kept separate from the tread sections throughout the process).

         (b) The two steel beads, which are contained within each tire sidewall, are extracted;

         (c) Sidewall and tread sections are placed onto separate conveying systems which feed them separately into the TCS-1 Plant's freezing chambers through separate air locks.

         (d) The frozen sections then pass through Tirex's patented disintegrators ("Fracturing Mills") where the sidewall and tread rubber are reduced to two separate output materials of varying degrees of fineness. This operation does not involve any chopping, shredding, or hammer-milling. Therefore, the steel wires are not cut or broken. The fiber threads retain their basic shapes and characteristics. No steel powder or fiber fluff is produced.

         (e) The steel wires are magnetically removed from the rubber powders.

         (f) The fiber and rubber powder is then passed through screens to separate the powder from the fiber threads. The fiber threads are then conveyed out of the machine.

         (g) The rubber powders are then passed through a series of screens to sort the powders by mesh size.

         (h) 70% of the rubber powders yielded by the TCS-1 Plant will pass through a ten mesh screen. Supplementary grinders will be supplied for customers desiring finer powders, which can pass through 40 mesh or 80 mesh screens.


Research and Development Activities

         The Company's technical expertise and that of its consultants has been an important factor in its development and is expected to serve as a basis for future growth. Since its inception, the Company has devoted substantial resources to the design and development of the TCS-1 Plant as well as to raising the financing necessary for such activities. During the fiscal years ended June 30, 1999 and 2000 respectively, the Company expended approximately $1,449,550 and $820,770 on research and development activities applied to the design, development, and construction of the first TCS-1 production model and product development. Long-term testing was conducted in the third and fourth quarters of fiscal 1999 that revealed design problems involving the conveying system within the freezing tower. These conveying system problems have since been fully resolved. The Company believes the TCS-1 Plant is now ready for replication and commercialization. The Company continues to seek to refine and enhance its tire disintegration technology and to enhance it to comply with emerging regulatory or industry standards or the requirements of a particular customer.

         During the fiscal year ended June 30, 2000 all research and development activities respecting the TCS-1 Plant were carried out by the Company's engineering and technical staff, consisting of Louis V. Muro, Vice President in Charge of Engineering, and two other Company employed engineers, who devoted 100% of their time to this project. These activities were conducted in conjunction with an outside consultant and the Company's outside subcontractors.


Manufacturing

         The Company's activities to date have focused primarily on the design and development of the TCS-1 Plant. In connection with these activities, the Company has been dependent and will continue to depend on arrangements with subcontractors for the manufacture and assembly of the principal components incorporated into the TCS-1 Plant. Components of the TCS-1 Plants, which are not manufactured by subcontractors specifically for the TCS-1 Plant, will be purchased, either directly by the Company or indirectly through subcontractors from third-party manufacturers. The Company believes that numerous alternative sources of supply for all such components are readily available.

         The Company has identified various engineering and manufacturing subcontractors and component suppliers, which Management believes will give the Company sufficient production capacity to commercially manufacture its TCS-1 Plant. The Company anticipates contracting with subcontractors that have the requisite manufacturing capabilities and the willingness to dedicate their manufacturing resources to the Company in such amounts as the Company may need. No assurance can be given that this will, in fact, be the case, and failure on the part of the Company's subcontractors in these regards would adversely affect the Company's ability to manufacture and deliver TCS-1 Plants on a timely and competitive basis. There can be no assurance that the Company would be able to find capable replacements for any subcontractors on a timely basis and on terms beneficial to the Company, if at all, should such replacements become necessary. The Company's inability to do so would have a material adverse effect on its business.

         The Company may license its technology or enter into strategic alliances to facilitate product manufacturing when the need arises. The Company anticipates that it will be able to fill all orders in the near future and expects that it will not commit to any order without first securing a manufacturing arrangement. At present, the Company has not received any orders for the purchase, lease or license of a TCS-1 Plant, and even though the Company has entered into various Memoranda of Understanding, there is no assurance that any of these potential arrangements will result in sales or leases or that such sales or leases will be profitable to the Company.

Discontinued Operations

         In early 1999, the Company began preparing production capacity to manufacture welcome mats using recycled rubber crumb of the kind which the TCS-1 Plant would produce. Entering this new business segment was expected to be profitable based on the estimated costing of the rubber crumb. Technical difficulties in the freezing tower section of the TCS-1 Plant were identified during the fourth quarter of fiscal 1999 which reduced the availability of TCS-1 Plant rubber crumb and it became apparent in June and July of 1999 that capital asset requirements and the financial and human resources being consumed by the mat production operation were impeding progress on the completion of the TCS-1 Plant which was and remains the primary focus of the Company. Therefore, during the summer of 1999, the Company discontinued mat production operations and made available for sale the mat production equipment. To date, it has not been sold and Management has reduced the book values of these assets in the Company's financial statements to reflect possible differences in market value verses book value.


Subsidiaries

         The Company's subsidiaries, Tirex Canada R&D, Inc. and Tirex Canada R&D, Inc. are each held 49% by the Company and 51% by John L. Threshie, Jr., President of the Company, and Louis V. Muro, Vice President of Engineering and a member of the Board of Directors of the Company. This ownership is pursuant to a shareholders' agreement, dated July 3, 1995, as amended February 1996, August 1997 and July 2000 (The "Tirex R&D Shareholder Agreement") that requires Messrs. Threshie, Jr. and Muro to transfer their interests in the subsidiaries to the Company for no compensation in 2001 or earlier under certain circumstances. Shares subject to the Tirex R&D Shareholder Agreement are held in escrow by the Company's attorney and are restricted from transfer. The Company entered into this agreement to qualify for Canadian Government grants and tax benefits. John
L. Threshie, Jr. also serves as the Chairman of the Board of Directors and the Chief Executive Officer of Tirex R&D while Louis V. Muro also serves as a vice president and a director of Tirex R&D.

         The Company's subsidiary, The Tirex Corporation Canada Inc. ("TCCI") was formed on June 1, 1998, and on June 3, 1998, 3143619 Canada Inc.'s name was changed to Tirex Canada R & D Inc. (hereinafter referred to as "Tirex R&D"). The purpose of these changes was to transfer all business activities, except those which constitute research and development activities exclusively, from Tirex R&D to TCCI. On April 22, 1998 the Company formed another Canadian subsidiary, now known as Tirex Advanced Products Quebec, Inc. ("TAP"). This subsidiary is presently dormant. The Company also has another dormant subsidiary formed under the laws of the State of Delaware, Tirex Acquisition Corp. ("TAC"), for which the Company has no present plans.

TCS-1 Plant Financing Arrangements

         On May 29, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "OTRP L&P Agreement") with Oceans Tire Recycling & Processing Co., Inc. ("OTRP"), a New Jersey corporation. Pursuant to the OTRP L&P Agreement, OTRP was to purchase the first production model TCS-1 Plant with an anticipated delivery date of September 15, 1997. However, while construction of the first full scale prototype of the TCS-1 Plant began in February of 1997, its completion was delayed because of the limited funds available for such purpose. As a result, OTRP waived the delivery date and agreed to reschedule delivery. In December 1997, OTRP and the Company agreed that, to the extent necessary for OTRP to obtain sale and lease-back financing for the front-end module ("Front-End") and for certain parts of the Air Plant portion of the Plant, the said OTRP Agreement would be deemed to be modified, as required for such purpose. In connection therewith OTRP arranged with an equipment financing company for sale and lease-back financing, pursuant to which: (i) the said financing company purchased the Front-End and certain designated portions of the TCS-1 Plant's Air Plant directly from the Company; and (ii) leased such equipment back to OTRP pursuant to its arrangements with OTRP and/or the OTRP principals. The Company sold, pursuant to a lease purchase arrangement, the Front-End for a total purchase price of $300,000, with irrevocable acceptance and final payment being obtained in December of 1997. The designated portions of the Air Plant were sold/leased to a financing company for a total purchase price of $580,000, with irrevocable acceptance and final payment being obtained in April of 1998.

         Subsequent to the fiscal 2000 year end, the Company and OTRP/its principals entered into a new agreement (the "New Agreement") modifying and clarifying provisions of the prior agreement between the parties regarding certain rights to the prototype model. Pursuant to the terms of the New Agreement, the Company issued 4,553,102 shares of its Common Stock to OTRP's principal officer and stockholder in exchange for forgiveness of approximately $938,000 in advances to the Company or paid on its behalf through June 30, 2000. The New Agreement confirmed OTRP's assignment to the Company of all its rights to the prototype model and related technology, including all intellectual property rights and any and all rights accruing to OTRP upon termination of the financing lease/purchase arrangements. In addition, OTRP and its principal agreed to make all lease payments to the financing companies in the event the Company fails to do so and to convert all advances into Common Stock of the Company at 50% of the market value on the date of conversion.

         OTRP has the exclusive right to manufacture and sell TCS-1 Plants in the United States. To date, no products have been manufactured or sold.


Canadian Grants

         The governments of Canada and Quebec, have officially acknowledged the pivotal role played by business investment in research and development in insuring sustained economic growth and long-term prosperity. In order to encourage such activities, the Government of Canada, on a national basis, and the Government of Quebec, on a provincial basis, support private research and development initiatives through the provision of scientific research tax incentives to businesses and individuals. As a result of the combined efforts of both levels of government, Quebec offers the most generous tax incentives for research and development programs of which the Company is aware.

         In May of 1995, in order to take advantage of such financial incentives in connection with the research and development work on the first production model of the TCS-1 Plant, the Company formed a Canadian corporation, 3143619 Canada Inc. (formerly referred to as "Tirex Canada Inc."). On June 3, 1998, Tirex Canada Inc.'s name was changed to Tirex Canada R&D Inc. and is hereinafter referred to as "Tirex R&D". On April 22, 1998, the Company formed a second Canadian corporation, 3477584 Canada Inc., the name of which was changed to Tirex Advanced Products Quebec Inc on June 3, 1998 ("TAP"). TAP is a subsidiary of The Tirex Corporation and is presently dormant. On June 1, 1998, the Company formed a third Canadian corporation, "The Tirex Corporation Canada Inc.", referred to herein as "TCCI". TCCI is a wholly-owned subsidiary of The Tirex Corporation. The purpose of the above described corporate formations and name changes were to position the Company to dedicate Tirex R&D's activities solely and exclusively to research and development and to establish TCCI as the Company's manufacturing arm.


The Tirex R&D License

         Tirex R&D holds an exclusive, ten year license from the Company, which expires on July 2, 2005, to design, develop, and manufacture the TCS-1 Plant in North America (the "Primary License"). The terms of the Primary License provide that Tirex R&D may manufacture TCS-1 Plants only upon, and pursuant to, specific purchase orders issued by The Tirex Corporation and requires that Tirex R&D sell all TCS-1 Plants which it manufactures exclusively to, or as directed by, The Tirex Corporation. To the extent necessary to insure that Tirex R&D's operations are limited to pure research and development activities, Tirex R&D will sublicense the Primary License to TCCI. Unless the context requires otherwise, the terms of the sublicense will be identical to those of the Primary License. To the extent necessary to achieve the aforesaid goals, all other contracts to which Tirex R&D is a party, will be transferred and assigned, in whole or in part, from Tirex R&D to TCCI, The Tirex Corporation, or any other existing or future subsidiary or affiliate of The Tirex Corporation, as management shall determine.


Canadian Government and Government Sponsored Financial Assistance

         The Company's May 1995 transfer of its research and development and manufacturing activities to Tirex R&D (then referred to as "Tirex Canada") made the Company eligible for various Canadian and Quebec government programs which provide loans, grants, and tax incentives, as well as government guarantees for loans from private lending institutions, for eligible investment, research and development, and employee-training activities.

         The financial assistance which the Company received under these programs is discussed briefly below, under the subcaptions "Tax Incentives" and "Canadian Government and Government Sponsored Loans and Grants". A discussion in more detail of the terms and provisions of these various types of financial assistance, which the Company received, is included in Item 6 of this Report, "Management's Discussion and Analysis".

Tax Incentives

         Canadian and Quebec tax incentives take the form of deductions and tax credits with respect to eligible research and development expenditures of Tirex R&D. Certain tax credits are called "refundable" because to the extent that the amount of the tax credit exceeds the taxes payable, they are paid over or "refunded" to the taxpayer. Thus such credits function effectively as monetary grants. To qualify for such tax credits, research and development activities must comprise investigation or systematic technological or scientific research conducted through pure or applied research, undertaken to advance science and develop new processes, materials, products or devices or to enhance existing processes, materials, products, or devices.

Canadian Government, and Government Sponsored Loans and Grants

         The Company has in the past also received financial assistance by way of loans and grants from Canadian and Quebec governmental agencies for the design and development of the TCS-1 Plant and for export market development. All of the activities for which these loans were approved have been completed and the Company has received the funds approved.


Patent Protection

         The Company was issued a United States patent on its Cryogenic Tire Disintegration Process and Apparatus on April 7, 1998 (Patent No. 5,735,471). The duration of the patent is 20 years from the date the original application was filed. In November 1998, the Company filed its patent, for review, with the Canadian Patent Office. The Company is unable to state at this time how long the Canadian review process will take and is unable to give any assurances that the Canadian Patent will be granted. Prior to the issuance of such patent, the Company relied solely on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 Plant. A lien on this patent was granted to the Bank of Nova Scotia in connection with a loan that they extended to the Company, as further discussed in Management's Discussion and Analysis above. The Company does not presently hold any patents for its products or systems outside of the United States.

         The Company has entered into confidentiality and invention assignment agreements with certain employees and consultants, which limit access to, and disclosure or use of, the Company's technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technologies and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. The Company believes that the steps it has taken to date will provide some degree of protection, however, no assurance can be given that this will be the case.

Competition

         Management knows of no devices, apparatus or equipment, utilizing technology which is identical or comparable to the TCS-1 Plant, which are presently being sold or used anywhere in the world, nor is it aware of any competing patents relating to the Company's disintegration technology.. However, the TCS-1 Plant, may reasonably be expected to compete with related or similar processes, machines, or devices for tire disintegration, cryogenic or otherwise. There are presently many companies currently recycling tires that have established business relationships. Moreover, prospective competitors that may enter the field in the future may be considerably larger than the Company in total assets and resources. This could enable them to bring their own technologies to more advanced stages of development with more speed and efficiency than the Company will be able to apply to the TCS-1 Plant. Additionally, manufacturers of presently available equipment and systems are in a position to operate research and development departments dedicated continually to improving conventional systems and to developing new and improved systems. There can be no assurance that the TCS-1 Plant, will successfully compete with existing systems or with any improved or new systems which may be developed in the future.


Potential Markets

         The Company believes that the potential markets for itsTCS-1 Plant will directly reflect the level of demand for economical, high quality rubber crumb derived from the recycling of scrap tires. The following discussion of the potential markets for rubber crumb assumes that the TCS-1 Plant will be capable of economically producing high quality recycled rubber crumb and in a variety of sizes, capable of being used in wide range of products. It should be noted, however, that because of the lack of an operating history, the Company cannot, at this time, give any assurance with respect to whether the TCS-1 Plant will in fact perform as expected under continuous, commercial operating conditions. Moreover, even if the demand for rubber crumb should increase in accordance with the Company's expectations, there can be no assurance that a concomitant development of demand for the TCS-1 Plant will develop.

         Rubber is a valuable raw material and the Company believes that recycling this valuable resource from scrap tires is an ideal way to recover that value. Recycled scrap tire rubber is already used in a great variety of products, promoting longevity by adding it to asphalt pavement, adding bulk and providing drainage as a soil additive, providing durability as a carpet underpadding, increasing resiliency in running track surfaces and gymnasium floors, and absorbing shock and lessening the potential for injuries as a ground cover for playgrounds and other recreational areas.

Marketing Activities

         The Company's objective is to market the TCS-1 Plant worldwide, through national and international sales representatives, licensees or strategic partners. However, to a large extent the Company has to date concentrated its efforts on completing the design, development, and construction of the first production model of the TCS-1 Plant and raising adequate financing to support such efforts. It has, therefore, only recently focused its efforts and commercialization and marketing of its product and systems.

         The Company can make no assurances with respect to the success of its marketing and distribution strategy. Furthermore, the Company has limited resources to achieve the distribution of its products and to date has made no sales, leases or licenses. The Company believes that it will require additional financing, which may not be available, to achieve such objectives.


Distribution Agreements

         In August 1999, the Company entered into an exclusive sales and distribution agreement with A. Floogle, Ltd. with respect to various European countries. No sales have been initiated pursuant to this agreement and the Company has notified A. Floogle, Ltd. that the exclusivity part of the Agreement is terminated due to non-performance.

         In November 1999, the Company granted to Ocean Equipment Manufacturing and Sales Co. the exclusive right to manufacture and sell TCS-1 plants in the U.S. To date, no sales have been initiated pursuant to this Agreement. Our Director, Louis Sanzaro, is the principal owner and an officer of Ocean Equipment Manufacturing and Sales Co.


Government Regulation

         While the Company's equipment manufacturing operations may not be directly subject to extraordinary government regulations, the Company's continuing research and development activities, and the operation of the Montreal T.A.P. Plant will involve, to varying degrees and for varying periods of time, the storage of scrap tires which may subject the Company to stringent environmental regulations.

         The TCS-1 Plant is a "closed loop" system which does not use any chemicals, solvents, gases or other substances which could result in emissions of any kind from the operation of the Plant. Furthermore, to the best of the Company's knowledge, operation of the TCS-1 Plant will not result in the emission of air pollutants, the disposal of combustion residues, the storage of hazardous substances (as is the case with other tire recycling processes such as pyrolysis), or the production of any significant amounts of solid waste which would have to be landfilled. However, the operation of a TCS-1 Plant will involve, to varying degrees and for varying periods of time, the storage of scrap tires which, with their size, volume and composition, can pose potentially serious environmental problems. While the Company does not believe that such storage will normally involve quantities of tires so large or storage periods so extensive as to constitute the "stockpiling" of scrap tires, it should be noted that stockpiling, should it occur, could constitute a particularly serious environmental problem. Among the numerous problems relating to scrap tires, is that when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin.

         As a result, many US states and Canadian provinces have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. The Company and other operators of TCS-1 Plants will therefore be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies. Establishing and operating a TCS-1 Plant for tire recycling will require numerous permits and compliance with environmental and other government regulations, on the part of the Company's customers, both in the United States and Canada and in most other foreign countries. The process of obtaining required regulatory approvals may be lengthy and expensive for both the Company and for its TCS-1 Plant customers. Moreover, regulatory approvals, if granted, may include significant limitations on either the Company's or its customer's operations. The US-EPA and comparable US state and local regulatory agencies, and similar government bodies in Canada and in other jurisdictions where TCS systems will be marketed actively enforce environmental regulations and conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspension of approvals, seizure or recall of products, operating, restrictions, and criminal prosecutions.

         The Company believes that existing government regulations, while extensive, will not result in the disabling of its TCS-1 Plant customers to operate profitably and in compliance with such regulations. The burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Plants could, however, discourage potential customers from purchasing a TCS-1 Plant which would adversely affect the Company's business, prospects, results, and financial condition. As a result, the business of the Company could be directly and indirectly affected by government regulations.

         The Company has made, and will continue to make expenditures relating to environmental compliance because at least a limited amount of storing and processing of tires has been and will continue to be required for testing of the TCS-1 Plant at the Montreal facility.


Employees

         As of October 2000, the Company had seventeen persons employed either directly or under consulting contracts including its two executive officers. The balance of the Company's staff is comprised mainly of mechanical and other support personnel. All of the foregoing persons devote their full time to the business and affairs of the existing and proposed businesses of the Company, as required. At times, the Company also utilizes the services of part-time consultants to assist them with market research and development and other matters. The Company intends to hire additional personnel, as needed.


Properties

         Our corporate headquarters and plant are located at 3828 St. Patrick, Montreal, Quebec, H4E 1A4. On February 17, 1998, the Company entered into a five-year term lease (the "Tri-Steel Lease") with Tri-Steel Industries Inc. ("Tri-Steel"), effective as of March 1, 1998 for a 90,000 square foot research and manufacturing facility on a completely fenced 180,000 square foot contiguous lot located at 3828 Saint Patrick Street and 2200 Pitt Street in Montreal, Canada. This site is situated adjacent to an interstate highway and a Canadian National Railway line in an industrial area located approximately two miles from the principal downtown Montreal business center.

         The Tri-Steel Lease provides for rental payments, as follows: (i) year-one (commencing March 1, 1998): Cdn$10,000 per month (approximately US$7,000); (ii) year-two: Cdn$20,000 per month (approximately US$14,000); and
(iii) years-three, four, and five: Cdn$25,000 per month (approximately US$17,500). We are currently in arrears in the payment of our rent. Quebec sales taxes ("QST") and (Canadian) Government sales taxes ("GST") are also payable by the Company on all rental payments. Under present regulations, these taxes are either refundable to the Company or are available as reductions of required remissions of sales taxes collected on sales made to other taxable Canadian entities. To date, such taxes have been refunded to the Company or, on occasion, offset against amounts due by the Company in respect of payroll taxes. It is estimated that year-one sales taxes will aggregate to approximately 15% of all rental payments made. The Company's present sales tax status is such, however, that QST and GST payments will be refunded to it by the government. The Company is obligated to pay additional costs, including all fuel and utility charges, real estate taxes. The Lease requires the Company to carry insurance on the premises for not less than CA $4,000,000 (approximately $2,800,000 US) and public liability insurance for not less than CA $3,000,000 (approximately $2,100,000 US). The Company estimates that the aggregate amount of such additional costs will be approximately CA $10,265 (approximately $7,153 US) for temporary coverage for the first year of the lease.


Legal Proceedings

         The Company is presently, or was recently, a party in the following legal proceedings:


         IM2 Merchandising and Manufacturing, Inc and David B. Sinclair v. Tirex Corporation, Tirex Corporation Canada, Inc., et al.

         The Plaintiffs, a Canadian resident and a Canadian corporation sued in the Delaware, U.S. Federal District Court claiming fraud, breach of contract, unjust enrichment and other allegations, that the alleged Defendants, which include Tirex Corporation Canada and Tirex Corporation, jointly conspired to profit from the corporate Defendants' failure to comply with terms of a manufacturing agreement. The monetary demand of this Complaint was unspecified.

The Defendants were prepared to move to dismiss Plaintiffs' Complaint, but after consultations with the Plaintiffs' Attorneys, the Plaintiffs' withdrew this Complaint voluntarily. Plaintiffs later filed a second action in the Chancery Court of Delaware alleging certain of the same allegations; fraud, breach of contract, unjust enrichment, breach of fiduciary duty and misrepresentation, but eliminated other counts including the securities fraud allegations. The Defendants in the State Court action are the same named in the Federal Court action, and again the monetary damages are unspecified.

         The Defendants moved to dismiss the State Court Chancery case alleging defective service of process on Defendants and asserting that the Court had no jurisdiction over the Defendants in Delaware and for removal of the case to Canada based on forum non convenience and other considerations. Defendants' motion was granted and the case dismissed. Subsequently, the same plaintiff instituted a lawsuit in Superior Court, District of Montreal alleging a breach of contract and other related claims, but omitting any reference claims on U.S. laws. No answer has been filed as of this date. Counsel for the Company, both U.S. and Canadian counsel, believe that the Company has meritorious defenses to the Plaintiffs' claims and valid counter claims, which the Defendants can and will assert when appropriate. Further, even if a recovery is awarded to the Plaintiffs it will not, in the opinion of Counsel, be of an amount which will have a material adverse effect upon the Company's financial condition.


         Surgent v. Tirex Corporation.

         An action was brought by the Plaintiff against the Tirex Corporation, alleging that the Corporation had agreed to issue 1,000,000 shares of its Common Stock to the Plaintiff in consideration for expenses allegedly paid by the Plaintiff in the amount of approximately $150,000. The Plaintiff's Complaint sought to impose an equitable trust or lien on 1,000,000 of unissued shares of the Company, demanded the issuance of 1,000,000 shares and for breach of contract. Damages of $1,400,000 were alleged.

         The Defendant moved to dismiss the case on various procedural grounds and in September the Court granted Defendant's motion based upon the lack of venue in Union County, New Jersey. Counsel for Tirex Corporation believes that the Company has valid defenses against all of Plaintiff's claims. A new action has been instituted by Plaintiff in the Superior Court of New Jersey, Bergen County alleging similar claims as set forth in the previous action and the defendant has denied all of plaintiff's allegations. Counsel believes the Company has valid defenses to all of plaintiff's claims.


         Laura Gabiger v. The Tirex Corporation

         The Company was involved with a lawsuit with a prior consultant. The complaint alleged that the Company breached its consulting agreement by failing to pay compensation due there under and sought damages in the amount of $221,202 including interest and legal costs. The Company filed a counter claim for fraud, breach of contact and unjust enrichment on the part of the consultant. The Company sought relief consisting of compensatory damages in the amount of $28,800 and cancellation of the stock certificate issued to the plaintiff for

263,529 shares; a declaratory judgment that the consulting agreement is of no force and effect; punitive damages; and interest and legal costs. In April 2001 this matter was settled for no money with the parties agreeing to dismiss their various claims.


         The Company is unaware of any other pending or threatened legal proceedings to which Company is a party or of which any of its assets is the subject. No director, officer, or affiliate of the Company, or any associate of any of them, is a party to or has a material interest in any proceeding adverse to the Company.

                                   Management


Executive Officers, Directors, Director Nominees And Key Employees

         Our executive officers, directors and key employees and their ages and positions as of May 15, 2001 are as follows:

--------------------------------------------------------------------------------------------------------
            NAME                   AGE                                   POSITION
--------------------------------------------------------------------------------------------------------
John L. Threshie, Jr.              47       President, Chief Executive Officer and Director
--------------------------------------------------------------------------------------------------------
Michael D.A. Ash                   51       Secretary, Treasurer, Chief Financial and Accounting Officer
--------------------------------------------------------------------------------------------------------
Louis V. Muro                      69       Director, Vice President of Engineering
--------------------------------------------------------------------------------------------------------
Louis Sanzaro                      49       Director
--------------------------------------------------------------------------------------------------------

         John L. Threshie, Jr. has served as President and Chief Executive Officer of the Company since November of 1999. Prior to that time he served as a Vice President of the Company since June 1995. He was appointed Assistant Secretary of the Company on February 11, 1999. From December 1996 until February 11, 1999, Mr. Threshie held the position of Secretary, and from June 1995 until February 11, 1999, as a Director, of the Company. He also served as a Director for The Tirex Corporation Canada Inc. and Tirex Canada R&D Inc. from June 1998 and June 1995, respectively, until February 11, 1999. He has more than fourteen years of experience in the areas of management, marketing and sales primarily in the field of advertising. Mr. Threshie holds a Bachelor of Science Degree in Business from the University of North Carolina. He was employed as an insurance and financial broker by Primerica Financial Services from 1991 through 1994. From 1988 to 1990, Mr. Threshie was an advertising account supervisor for Ammirati & Puris Inc., an advertising firm in New York. From 1983 to 1988 Mr. Threshie was employed as a senior account executive at the advertising firm of Saatchi and Saatchi, Inc. From 1979 to 1983 Mr. Threshie was employed by Milliken & Co. as a sales representative.


         Louis V. Muro acted as an engineering consultant to the Company from January 18, 1995 until January 1, 1996 and has served as a Director and as Vice President of Engineering since then. Mr. Muro served as a Director of the Company from December 29, 1992 until January 18, 1995. He also served as the Company's Secretary from December 29, 1992 until March 1994 when he was appointed President of the Company, a position he held until January 18, 1995. He has also served as the Vice President in charge of engineering and as a director of The Tirex Corporation Canada Inc. and Tirex Canada R&D Inc. since June 1998 and May 1995 respectively. Mr. Muro received a B.S. degree in Chemical Engineering from Newark College of Engineering in 1954, since which time he has continually been employed as a chemical engineer. From 1974 to 1993 Mr. Muro has been the sole proprietor of Ace Refiners Corp. of New Jersey, a precious metals refinery. From 1971 to 1974, he worked as an independent consultant and from 1964 until 1971, he was director of research and development for Vulcan Materials Corporation in Pittsburgh, Pa., a public company engaged in the business of recovering useable tin and clean steel from scrap tin plate. From 1960 to 1964, Mr. Muro was the sole proprietor of Space Metals Refining Co. in Woodbridge, NJ, a company involved in the purification of scrap germanium to transistor grade metal. From 1959 to 1960 he was employed by Chemical Construction Co., of New Brunswick, NJ, where he developed a process for the waste-free production of urea from ammonia, carbon dioxide and water. From 1954 to 1959, Mr. Muro worked in the research and development department at U.S. Metals Refining Co. in Carteret, NJ where he was involved with the refinement of precious metals.


         Louis Sanzaro has been a Director of the Company since January 1997 and a Director of The Tirex Corporation Canada Inc. since June 1998. He served as a consultant to the Company from January 1, 1997 until June 1998, when he was appointed Vice President of Operations and Chief Operating Officer. On February 11, 1999, Mr. Sanzaro resigned as Vice President of Operations and was appointed to the position of President of the Company. Effective November 23, 1999, and to avoid a possible future conflict of interest, Mr. Sanzaro resigned as President of the Company. Mr. Sanzaro holds a degree in marketing from Marquette University. In 1997, he was named "Recycler of the Year" for the State of New Jersey and was also awarded the distinction of being named "Recycling Processor of the Decade" by Ocean County, New Jersey. He is the President and a member of the Board of Directors of the nation-wide, Construction Material Recycling Association. Since 1986, Mr. Sanzaro has served as President and CEO of Ocean County Recycling Center, Inc. ("Ocean County Recycling"), in Tom's River, New Jersey. Ocean County Recycling is in the business of remanufacturing construction and demolition debris for reuse as a substitute for virgin materials in the construction and road building industries. In addition, since 1989, Mr. Sanzaro has served as Vice President and COO of Ocean Utility Contracting Co., Inc., a New Jersey company engaged in the installation of sewer and water main pipelines and the construction of new roadway infrastructure. From 1973 until 1990, Mr. Sanzaro was the President and CEO of J and L Excavating and Contracting Co., Inc., a company engaged in the construction of residential, commercial, industrial, and government buildings.


         Michael D.A. Ash has served as Secretary, Treasurer, and Chief Financial and Accounting Officer of the Company February 11, 1999. Mr. Ash graduated with a Bachelor's Degree in Business Administration, Magna Cum Laude, from Bishop's University in Quebec in 1970, and with an MBA, with Distinction, from Harvard Business School in 1975. Mr. Ash is also a Chartered Accountant, (Canadian equivalent to a CPA), having qualified for this professional designation in 1972 while employed by Coopers & Lybrand. Since graduation from Harvard, Mr. Ash has spent most of his career with the Government of Canada, first with the Office of the Comptroller General in Ottawa and, for the last eighteen years, with a federal regional economic and industrial development agency in Montreal where he gained exposure to a very large number of companies and industrial sectors, ranging from developmental companies to major multi-national corporations. For ten years during this time period, Mr. Ash was also a part-time lecturer in accountancy at Concordia University in Montreal for students registered in the program leading to the Chartered Accountancy designation.

Board Committees And Compensation

         Directors receive no compensation for their services as Directors, however all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board.


Employment Agreements

         The Company seeks to maintain employment agreements with all of its executive officers (the "Executive Agreements"). The Company currently has an employment agreement with Mr. Threshie that provides for an annual salary of $125,000 and is in effect until December 31, 2003. The Company currently employs Mr. Muro on a month to month basis, based on an annual salary projection of $150,000. During fiscal 2000 Mr. Ash voluntarily abrogated his Executive Agreement with the Company and entering into a new agreement under which his compensation is in the form of shares. Under this new agreement, Mr. Ash continues to act as Secretary-Treasurer and Chief Financial Officer on a consulting basis. Under the terms of the original Executive Agreement, Mr. Ash's annual compensation was US$125,000. The consulting agreement extends to December 31, 2000 and is renewable by mutual consent of the Company and Mr. Ash. Mr. Ash's compensation for the sixteen-month period to end December 31, 2000 is 2,000,000 common shares, subject to prorated adjustment in the event of a stock split.

         All of the above agreements provide for the payment of bonuses at the sole discretion of the Board of Directors based upon an evaluation of the executive's performance, with payment of any such bonuses to be reviewed annually. The Executive Agreements also provide for the participation by each of the foregoing persons in any pension plan, profit-sharing plan, life insurance, hospitalization or surgical program, or insurance program hereafter adopted by the Company (there are no such programs in effect at the present time), reimbursement of business related expenses, the non-disclosure of information which the Company deems to be confidential to it, non-competition by the executive with the Company for the one-year period following termination of employment with the Company and for various other terms and conditions of employment.

         The Executive Agreements with Messrs. Threshie, Muro, and Ash also include severance provisions which provide, among other things, for severance compensation in the event that the employment of the executive is terminated by the Company other than for cause, or by the executive for "good reason", as that term is defined in the Executive Agreements, or pursuant to a change in control of the Company. The various Executive Agreements provide for severance compensation, as follows: (i) In the case of Messrs. Threshie and Muro, 200% of the amount of the base salary for a period of twelve months; (ii) In the case of Mr. Ash, the amount of severance compensation for termination other than for cause, or by the executive for "good reason", as that term is defined in the Executive Agreements, or pursuant to a change in control of the Company, amounts to 1,000,000 common shares of the Company.

         Because of the early stage of development of the Company, its lack of operations and insignificant cash flow, since January 18, 1995, the Company has not had the resources to meet fully its financial obligations under the Executive Agreements. As a result, the major portion of the compensation which has been available to the Company's executive officers has consisted of unregistered shares of the Company's common stock ("Compensation Shares"), which such individuals accepted, in lieu of cash compensation, for a substantial portion of salary and/or consulting fees due to them.

         All of the Executive Agreements, as amended, provide that, as compensation, and in lieu of payment in cash of salary, due thereunder, the Company may issue and the respective executive officers will accept unregistered shares of the Company's common stock, valued at fifty percent (50%) of the average of the bid and ask prices of such stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during part or all of the period in which the salary was earned under the Executive Agreement


Executive Compensation

         The following table sets forth certain summary information with respect to the compensation paid to the our executive officers for services rendered to us, in all capacities, for the fiscal years ended June 30, 2000, 1999, and 1998. Other than as listed below, we had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

------------------------------------------------------------------------------------------------------------------
                 Payouts                                              Annual Compensation
------------------------------------------------------------------------------------------------------------------
                   (a)                      (b)              (c)                  (d)                (e)
------------------------------------------------------------------------------------------------------------------
Name and Principal Position                Year        Salary (1) (2)            Bonus          Other Annual
                                                            (US$)                (US$)          Compensation
                                                                                                    (US$)
------------------------------------------------------------------------------------------------------------------
John L. Threshie, Jr.                      2000            125,000 (3)
President and Chief Executive Officer      1999             62,000 (3)
                                           1998             62,000 (3)
------------------------------------------------------------------------------------------------------------------
Louis V. Muro, Vice President of           2000            150,000
Engineering                                1999            150,000
                                           1998            150,000                                 4,224 (8)
------------------------------------------------------------------------------------------------------------------
Louis V. Sanzaro                           2000            175,000
Chief Operating Officer                    1999            175,000              60,000 (5)
(Resigned November 1999)                   1998                 --
------------------------------------------------------------------------------------------------------------------
Terence C. Byrne                           2000            250,000
President and Chief Executive Officer      1999            250,000
(Resigned November 1999)                   1998            250,000                                 5,075 (8)
------------------------------------------------------------------------------------------------------------------
Michael D.A. Ash                           2000            223,615 (4)
                                           1999            125,000              91,250 (6)
                                           1998                 --
------------------------------------------------------------------------------------------------------------------
Jean Frechette                             2000                 --
                                           1999            150,000             110,000 (7)
                                           1998                 --
------------------------------------------------------------------------------------------------------------------

(1) In lieu of cash payment of salary, reimbursable expenses and other benefits, the Company issued Common Stock at a 50% discount to the market price of our stock to the executives as described below:

         ---------------------------------------------------------------------
          Executive                Fiscal Year   Payment       Number of
                                                 Converted     Shares Issued
                                                  (US$)
         ---------------------------------------------------------------------
          John L. Threshie, Jr.        2000        115,385       4,865,995
                                       1999          3,352          37,396
                                       1998          1,308           8,579
         ---------------------------------------------------------------------
          Louis V. Muro                2000        150,000       1,194,811
                                       1999         95,296       1,283,122
                                       1998         91,717         650,957
         ---------------------------------------------------------------------
          Louis V. Sanzaro             2000         43,750         632,308
                                       1999        175,000       2,391,939
         ---------------------------------------------------------------------
          Terence C. Byrne             2000        100,000       2,544,556
                                       1999        179,000       2,030,913
                                       1998        183,387       1,303,920
         ---------------------------------------------------------------------
          Michael D.A. Ash             1999         46,533         901,305
         ---------------------------------------------------------------------
          Jean Frechette               1999         41,488         477,155
         ---------------------------------------------------------------------

         The Company intends to enter into similar transactions with the executives during fiscal year 2001, if necessary.

(2) Management believes that it is impossible to determine the actual current or potential value, if any, of such shares in light of the fact that, as of the dates when such shares were issued to the executive officers, they had no or only very minimal actual market value and the actual potential market value of such shares, if any, was at such dates, and as at the date hereof remains, highly contingent upon, and subject to, extremely high risks including but not limited to the following factors: (I) The very early stage of development of the Company's business; (II) The Company's lack of sufficient funds to implement its business plan and the absence of any commitments from potential investors to provide such funds; (III) The absence of a reliable, stable, or substantial trading market for such shares; (IV) The restrictions on transfer arising out of the absence of registration of such shares and certain stock restriction agreements which each of such persons has entered into; and (V) The uncertainty respecting the Company's ability to continue as a going concern, (see the discussion included above, in "Existing and Proposed Businesses" and "Market for the Company's Common Equity and Related Stockholder Matters").

(3) During fiscal years 1998 and 1999 Mr. Threshie was employed by the Company as Vice President. Mr. Threshie was promoted to the position of Chief Executive Officer in November 1999 and received a corresponding increase in salary as of that date.

(4) Subsequent to June 30, 1999 Mr. Ash voluntarily abrogated his Executive Agreement with the Company for purposes of entering into a new agreement for the period from September 1, 1999 to December 31, 2000. Pursuant to that agreement, Mr. Ash continues to provide services as Secretary-Treasurer and Chief Financial Officer for the Company under a consulting contract. Mr. Ash's compensation for this sixteen-month period was paid through the issuance of 2,000,000 shares of the Company, which shares will be issued in pre-determined quantities at various dates throughout the sixteen-month period.

(5) Represents the value of 500,000 shares of the Company's common stock issued to Mr. Sanzaro as a sign-on bonus in conjunction with his initial employment.

(6) Represents the value of 1,000,000 shares of the Company's common stock issued to Mr. Ash as a sign-on bonus in conjunction with his initial employment.

(7) Represents the value of 1,000,000 shares of the Company's common stock issued to Mr. Frechette as a sign-on bonus in conjunction with his initial employment.

(8) Represents additional compensation received in the form of car allowance payments. Car allowance payments were waived by all executives in fiscal 1999.


Transactions Involving Officers, Directors and Principal Stockholders

         Prior to this offering, we entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. We believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties.

         As listed in the following chart, the executive officers, directors and principal shareholders of the Company have pledged their personal shareholdings in the Company as a security interest for the Company's recent issuance of $750,000 of 8% convertible debentures, pursuant to a Subscription Agreement and Security Agreement dated February 26, 2001:

            ----------------------------------------------------------
               Officer, Director, or          Number of Shares of
               Principal Shareholder          Common Stock Pledged
            ----------------------------------------------------------
               John L. Threshie, Jr.               1,891,204
            ----------------------------------------------------------
               Louis Muro                          1,723,514
            ----------------------------------------------------------
               Louis Sanzaro                       8,371,597
            ----------------------------------------------------------

These shares are currenlty being held in escrow, pending satisfaction of the terms of the debentures. In an event of default under the debentures these shares, and all rights and interests associated with them, shall transfer to the debenture holders upon their election.

         During the years ended June 30, 1999 and 2000, the Company's executive officers and certain consultants to the Company have waived substantial portions of their salaries, fees and/or unreimbursed expenses made by them on behalf, and for the account, of the Company, and have accepted shares of the Company's common stock in lieu thereof. In connection therewith shares have been issued as follows:

         During fiscal 2000 various officers and former officers received Common Stock in lieu of salaries and expense reimbursements and purchased shares of Common Stock totaling 9,237,670 shares. The shares issued or sold to officers were valued at fifty (50%) percent of the then current market price. (See, Item
10. Executive Compensation)

         During fiscal 2000 the Company modified its agreement with Oceans Tire Recycling & Processing Co., Inc. ("OTRP"), a company beneficially owned by our Director, Louis Sanzaro, to clarify various terms of the parties prior agreements and to obtain a commitment by OTRP to pay future lease payments on the prototype system, if necessary. The Company also exchanged its debt obligation to OTRP for 4,553,102 shares of its Common Stock, which was issued, pursuant to OTRP's request, to its principal shareholder and President.

         In November 1999, the Company granted to Ocean Equipment Manufacturing and Sales Co. the exclusive right to manufacture and sell TCS-1 plants in the U.S. To date, no sales have been initiated pursuant to this Agreement. Our Director, Louis Sanzaro, is the principal owner and an officer of Ocean Equipment Manufacturing and Sales Co.


Security Ownership of Certain Beneficial Ownership and Management

         The following table sets forth information as of the date of this prospectus regarding certain ownership of our outstanding common stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

   -----------------------------------------------------------------------------------
             Name and Address       Shares Beneficially Owned (1)     Percent of Class
   -----------------------------------------------------------------------------------
   John L. Threshie, Jr.                       4,175,970                     2.37
   -----------------------------------------------------------------------------------
   Louis V. Muro                               3,953,991 (2)                 2.25
   -----------------------------------------------------------------------------------
   Louis V. Sanzaro                           11,531,088                     6.56
   -----------------------------------------------------------------------------------
   Michael Ash                                 1,480,000 (3)                 0.84
   -----------------------------------------------------------------------------------
   Officers and directors as a                21,141,049                    12.02
   group (4 persons)
   -----------------------------------------------------------------------------------

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement have been exercised. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) Includes: (i) 3,219,991 shares held of record by Mr. Muro as of May 9, 2001; and (ii) 734,000 shares held of record by Mr. Muro's wife, Nina Aviles Muro.

(3) Includes: (i) 1,250,000 shares held of record by Mr. Ash as of May 9, 2001; and (ii) 230,000 shares held of record in the name of Loryta Investments Limited an entity beneficially owned by Mr. Ash.

                            Description of Securities

General

         As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of common stock, of which 175,881,295 shares are issued and outstanding as of May 9, 2001. There are approximately 470 shareholders that are not in street name. The following is a summary description of our securities and is qualified in its entirety by the provisions of our articles of incorporation and by-laws as currently in effect.


Common Stock

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

         The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by the Company in this prospectus, when issued against the consideration set forth in this prospectus, will be, validly issued, fully-paid and non-assessable.


Warrant and Options

         The Company currently has no outstanding warrants or options to purchase its common stock, other than warrants to purchase 600,000 shares of its common stock, which are registered hereby, at an exercise price of $0.077, issued in conjunction with its recent financing described immediately below.


Recent Financing

         In this prospectus, we are registering 30,600,000 shares of Common Stock underlying $750,000 of 8% convertible debentures, due February 26, 2003, issued to three investors pursuant to a Subscription Agreement dated February 26, 2001. Under the Subscription Agreement, we originally had the option, subject to conditions, to require the investors to purchase additional convertible put notes up to $4,250,000. The Company and each investor have since agreed to terminate this feature of the Subscription Agreement and the investment is now limited solely to the originally issued $750,000 in 8% convertible debentures. Interest only payments are due quarterly commencing June 30, 2001, and the principal is due in one lump sum on February 26, 2003, or upon certain events of default. The number of shares of common stock issuable upon conversion of the convertible debentures is 15,000,000, based on a conversion price of $0.05 per share. We are required to register 200% of this amount, for a total of 30,000,000 shares. In addition, 600,000 shares underlying warrants are being registered. These warrants have an exercise price of $0.077 per share.

         The conversion price for the convertible debentures is the lesser of
(i) 80% of the average of the three lowest closing bid prices of the common stock for the twenty-two (22) trading days prior to the closing date, or (ii) 80% of the average of the five lowest closing bid prices of the common stock for the sixty (60) trading days prior to the conversion date, as defined in the convertible debenture. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 4.99%.

         The parties have made mutually agreeable standard representations and warranties. We have also entered into certain covenants including, but not limited to, the following: (i) we may not redeem the convertible debentures without the consent of the holder; (ii) we will pay to certain finders a cash fee of ten percent (10%) of the principal amount of the convertible debentures for location of the financings; (iii) we have agreed to incur certain penalties for untimely delivery of the shares.


                              Selling Stockholders

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

----------------------------------------------------------------------------------------------------------------------------
                         Total Shares       Total
                           of Common     Percentage
                        Stock Issuable    of Common     Shares of      Beneficial   Percentage     Beneficial  Percentage of
                             Upon          Stock,      Common Stock     Ownership    of Common     Ownership    Common Stock
                         Conversion of    Assuming     Included in     Before the   Stock Owned    After the    Owned After
                         Notes and/or       Full        Prospectus      Offering      Before        Offering      Offering
      Name                 Warrants      Conversion        (1)             (2)       Offering         (3)           (3)
----------------------------------------------------------------------------------------------------------------------------
Laurus Master Fund,       9,464,000 (6)     5.11       18,564,000       9,248,730      4.99            --            --
Ltd. (4)(5)
----------------------------------------------------------------------------------------------------------------------------
The Keshet Fund, L.P.     3,500,000         1.95        7,000,000       7,000,000      1.95            --            --
(4)(5)
----------------------------------------------------------------------------------------------------------------------------
Keshet L.P. (4)(5)        2,400,000         1.35        4,800,000       4,800,000      1.35            --            --
----------------------------------------------------------------------------------------------------------------------------
Talbiya B.                  236,000 (7)     0.13          236,000         236,000      0.13            --            --
Investments, Ltd.
(4)(5)(8)
----------------------------------------------------------------------------------------------------------------------------

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes 200% of the shares issuable on conversion of the debentures, based on the market price of our common stock on May 15, 2001, as required by our agreement with the selling shareholders. The number of shares of common stock issuable upon conversion of the debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued in respect of such conversions and, consequently, offered for sale under this registration statement, cannot be determined at this time. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(2) Represents shares of common stock issuable upon conversion of debentures of the selling shareholder at an assumed conversion price of $0.05 per share and/or exercise of warrants of the selling shareholder at a conversion price of $0.077 per share. However, the selling shareholder has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise exceed 4.99% of the then issued and outstanding shares of common stock following such conversion or exercise. This restriction may not be waived.

(3)      Assumes that all securities registered will be sold.

(4) The following chart discloses the principal(s) of each selling securityholder and the person(s) with investment and dispositive power:

                                                          Investment/dispositive
         Securityholder               Principal           authority
         --------------               ---------           ----------------------

         Laurus Master Fund, Ltd.     Eugene Grin         Eugene Grin
                                       & David Grin        & David Grin

         The Keshet Fund, L.P.        Abraham Grin        John Clark

         Keshet L.P.                  Abraham Grin        John Clark

         Talbiya Investments Ltd.     John Clark          John Clark


(5) Laurus Master Fund, Ltd., Keshet Fund LP, Keshet LP and Talbiya B. Investments Ltd. are under common control and all shares registered hereunder may be deemed to be beneficially owned by such control person. All such selling stockholders may be deemed to be a purchasing group for purposes of Rule 13d, but are not required to file a Form 13d because of the limitation of their beneficial ownership to 4.99%, as a group.

(6) Includes 364,000 shares issuable upon exercise of warrants presently exercisable at a price of $0.077 per share.

(7) Represents 236,000 shares issuable upon exercise of warrants presently exercisable at a price of $0.077 per share.

(8) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Clark may be deemed a control person of the shares owned by such entity. All selling stockholders are under common control and all shares registered hereunder may be deemed to be beneficially owned by such control person. All such selling stockholders may be deemed to be a purchasing group for purposes of Rule 13d, but are not required to file a Form 13D because of the limitation of their beneficial ownership to 4.99%, as a group.



                              Plan of Distribution

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

         o An exchange distribution following the rules of the applicable exchange

         o        Privately negotiated transactions

         o Short sales or sales of shares not previously owned by the seller

         o A combination of any such methods of sale any other lawful method


         The selling stockholders may also engage in:

         o Short selling against the box, which is making a short sale when the seller already owns the shares.

         o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

         o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         Because the following selling shareholders are deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:


                            Laurus Master Fund, Ltd.

                            The Keshet Fund, L.P.

                            Keshet L.P.

                            Talbiya B. Investments, Ltd.


         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                                     Experts

         The financial statements in this prospectus have been audited by Pinkham & Pinkham, P.C., certified public accountants, as disclosed in their report appearing elsewhere in this prospectus.


                                  Legal Matters

         Certain legal matters in connection with this offering will be passed upon for us by Sichenzia, Ross & Friedman, LLP and Frohling, Hudak & Pellegrino, LLC.


                           Other Available Information

         We are subject to the reporting requirements of the Securities and Exchange Commission. We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference).

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this prospectus. This prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates. Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

         The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov.

         Visitors to the site may access such information by searching the EDGAR archives on this web site.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information that is different.

         The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

         The information contained in this prospectus is accurate only as of the date of this prospectus.

                     THE TIREX CORPORATION AND SUBSIDIARIES

                         (A DEVELOPMENTAL STAGE COMPANY)



                                    I N D E X

                                                                         Page
                                                                         ----

REPORT OF INDEPENDENT AUDITORS                                            F2

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheet                                              F3

  Consolidated Statements of Operations                                   F4

  Consolidated Statements of Stockholders' Equity (Deficit)             F5 - F7

  Consolidated Statements of Cash Flows                                 F8 - F9

  Notes to Consolidated Financial Statements                           F10 - F18


HISTORICAL FINANCIAL DATA

  Consolidated Balance Sheets                                             F19

  Unaudited Consolidated Statements of Operations                         F20

  Unaudited Consolidated Statements of Cash Flows                      F21 - F22


NOTES TO HISTORICAL FINANCIAL DATA                                     F23 - F33

                                      -F1-

                         Report of Independent Auditors


Board of Directors
The Tirex Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of The Tirex Corporation and Subsidiaries (a development stage company) as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended, June 30, 2000 and 1999 and for the cumulative period from March 26, 1993, (date of inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Tirex Corporation and Subsidiaries (a development stage company) at June 30, 2000 and 1999, and the results of their operations, and their cash flows for the years ended June 30, 2000 and 1999, and for the cumulative period from March 26, 1993, (date of inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is still in the development stage and it cannot be determined at this time that the technology acquired will be developed to a productive stage. The Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       Pinkham & Pinkham, P.C.
                                       Certified Public Accountants


September 13, 2000
Cranford, New Jersey

                                      -F2-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                           Consolidated Balance Sheet
                                    June 30,

                                     Assets
                                     ------
                                                                       2000            1999
                                                                       ----            ----
Current assets
  Cash and cash equivalents                                        $      2,793    $    177,256
  Accounts receivable                                                        --          51,434
  Inventory                                                             109,961          25,698
  Notes receivable                                                      129,431         104,406
  Sales tax receivable                                                   19,288          81,244
  R & D Investment tax credit receivable                                475,221         952,704
  Prepaid expenses and deposits                                         106,384         413,766
                                                                   ------------    ------------
                                                                        843,078       1,806,508
                                                                   ------------    ------------

Property and equipment, at cost, net of accumulated depreciation
  of $127,234 and $59,517 at June 30, 2000 and 1999 respectively      2,223,798       2,282,295
                                                                   ------------    ------------

Other assets
  Prepaid expenses and deposits                                         220,508         183,920
  Deferred financing costs                                                   --         125,281
                                                                   ------------    ------------
                                                                        220,508         309,201
                                                                   ------------    ------------

                                                                   $  3,287,384    $  4,398,004
                                                                   ============    ============

                       Liability and Stockholders' Equity
                       ----------------------------------

Current liabilities
  Notes payable                                                              --         409,939
  Current portion of long-term debt                                     204,754         106,385
  Current obligations under capitalized lease                            22,762          25,147
  Accounts payable and accrued expenses                                 774,735       1,202,960
  Accrued salaries                                                      412,976         622,953
  Deposits payable                                                      143,500         143,500
                                                                   ------------    ------------
                                                                      1,558,727       2,510,884
                                                                   ------------    ------------
Other liabilities
  Long term debt (net of current portion)                               319,855         436,610
  Capital lease (net of current portion)                                 73,687          88,508
  Convertible subordinated debentures                                    75,000         766,600
  Loan from officers                                                  2,093,954         149,406
                                                                   ------------    ------------
                                                                      2,562,496       1,441,124
                                                                   ------------    ------------
Stockholders' equity
  Common stock,  $.001 par value, authorized
    165,000,000 shares, issued and outstanding,
    151,133,177 shares                                                  151,133          97,360
  Class A stock; .001 par value, authorized 5,000,000
    shares issued and outstanding, 0 shares                                  --              --
  Additional paid-in capital                                         19,364,787      15,155,355
  Deficit accumulated during the development stage                  (20,510,191)    (14,961,362)
  Unrealized gain on foreign exchange                                   160,432         154,643
                                                                   ------------    ------------
                                                                       (833,839)        445,996
                                                                   ------------    ------------

                                                                   $  3,287,384    $  4,398,004
                                                                   ============    ============

                 See Notes to Consolidated Financial Statements

                                      -F3-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                      Consolidated Statements of Operations



                                                                           Cumulative
                                                                           Period from
                                                                         March 26, 1993
                                                                            (Date of
                                              Year Ended June 30,         Inception) to
                                            2000             1999         June 30, 2000
                                        -------------    -------------    -------------
Revenues                                $          --    $     390,848    $   1,325,573

Cost of sales                                   2,264          204,988        1,018,094
                                        -------------    -------------    -------------

Gross (loss) profit                            (2,264)         185,860          307,479
                                        -------------    -------------    -------------

Operations
  General and administrative                1,270,069        3,229,332        7,455,741
  Depreciation and amortization                68,541           47,222          139,791
  Research and development                  4,118,950        1,677,068       11,842,118
                                        -------------    -------------    -------------

Total expense                               5,457,560        4,953,622       19,437,650
                                        -------------    -------------    -------------

Loss before other income and expenses      (5,459,824)      (4,767,762)     (19,130,171)
                                        -------------    -------------    -------------

Other income (expenses)
  Interest expense                            (89,397)        (119,923)        (273,326)
  Interest income                              27,481           15,422           45,443
  Income from stock options                        --               --           10,855
  Loss on disposal of equipment                    --               --           (2,240)
                                        -------------    -------------    -------------
                                              (61,916)        (104,501)        (219,268)
                                        -------------    -------------    -------------

Net loss                                   (5,521,740)      (4,872,263)     (19,349,439)

Other comprehensive loss
  Loss on foreign exchange                    (27,089)         (37,616)        (103,396)
                                        -------------    -------------    -------------

Comprehensive loss                      ($  5,548,829)   $  (4,909,879)   $ (19,452,835)
                                        =============    =============    =============


Net loss per common share               $        (.06)   $        (.07)   $        (.71)
                                        =============    =============    =============

Weighted average shares of common
  stock outstanding                       101,827,474       66,029,439       27,579,959
                                        =============    =============    =============


                 See Notes to Consolidated Financial Statements

                                      -F4-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

            Consolidated Statements of Stockholders' Equity (Deficit)



                                                                                 Deficit
                                                                               Accumulated
                                                                 Additional       During        Unrealized
                                         Common Stock             Paid-in     Developmental      Foreign
                                    Shares         Amount         Capital         Stage          Exchange        Total
                                  -----------    -----------    -----------    -----------    -------------   -----------

BALANCE AT JUNE 30, 1992            3,383,020    $     3,383    $   194,980    $(1,057,356)   $          --   $  (858,993)

Stock issued for reorganization    18,650,000         18,650         76,155             --               --        94,805
Stock issued for services             100,000            100           (100)            --               --            --
Stock issued in exchange for
  warrants                            363,656            364           (364)            --               --            --
Forgiveness of debt                        --             --        728,023             --               --       728,023
Net loss for the year                      --             --             --       (165,296)              --      (165,296)
                                  -----------    -----------    -----------    -----------    -------------   -----------


BALANCE AT JUNE 30, 1993           22,496,676         22,497        998,694     (1,222,652)              --      (201,461)

Stock issued                            2,000              2             (2)            --               --            --
Exchange for debt                          --             --        149,170             --               --       149,170
Payments received for stock
  previously issued                        --             --        237,430             --               --       237,430
Net loss for year                          --             --             --       (179,296)              --      (179,296)
                                  -----------    -----------    -----------    -----------    -------------   -----------


BALANCE AT JUNE 30, 1994           22,498,676         22,499      1,385,292     (1,401,948)              --         5,843

Revision of common stock          (11,900,000)       (11,900)        11,900             --               --            --
Stock issued for services           5,592,857          5,592        513,908             --               --       519,500
Shares issued in exchange
  for debt                            200,000            200         24,300             --               --        24,500
Issuance of common stock              402,857            401         21,915             --               --        22,316
Net loss for year                          --             --             --       (575,771)              --      (575,771)
                                  -----------    -----------    -----------    -----------    -------------   -----------


BALANCE AT JUNE 30, 1995           16,794,390    $    16,792    $ 1,957,315    $(1,977,719)   $          --   $    (3,612)
                                  -----------    -----------    -----------    -----------    -------------   -----------


                 See Notes to Consolidated Financial Statements

                                      -F5-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

            Consolidated Statements of Stockholders' Equity (Deficit)



                                                                                 Deficit
                                                                               Accumulated
                                                                 Additional       During       Unrealized
                                         Common Stock             Paid-in     Developmental     Foreign
                                    Shares         Amount         Capital         Stage         Exchange        Total
                                  -----------    -----------    -----------    -----------    ------------   -----------

BALANCE AT JUNE 30, 1995           16,794,390   $     16,792   $  1,957,315   $ (1,977,719)   $         --   $     (3,612)

Stock issued for services           3,975,662          5,090        846,612             --              --        851,702
Shares issued in exchange
  for debt                            391,857            392         29,008             --              --         29,400
Issuance of common stock              710,833            710         80,161             --              --         80,871
Net loss for year                          --             --             --     (1,127,044)             --     (1,127,044)
                                 ------------   ------------   ------------   ------------    ------------   ------------

BALANCE AT JUNE 30, 1996           21,872,742         22,984      2,913,096     (3,104,763)             --       (168,683)

Stock issued for options                   --             --        912,838             --              --        912,838
Stock issued for services           5,067,912          3,955        690,234             --              --        694,189
Shares issued in exchange
  for debt                            251,382            252         43,965             --              --         44,217
Issuance of common stock           10,257,936         10,259        335,132             --              --        345,391
Grants issued                              --             --        408,597             --              --        408,597
Net loss for year                          --             --             --     (2,376,279)             --     (2,376,279)
                                 ------------   ------------   ------------   ------------    ------------   ------------

BALANCE AT JUNE 30, 1997           37,449,972         37,450      5,303,862     (5,481,042)             --       (139,730)

Stock issued for services           4,396,466          4,396        922,180             --              --        926,576
Stock issued for options                   --             --        948,500             --              --        948,500
Issuance of common stock           21,795,000         21,796      1,176,755             --              --      1,198,551
Unrealized foreign exchange                --             --             --             --         183,785        183,785
Stock options issued and
  outstanding                              --             --      1,236,913             --              --      1,236,913
Grants issued                              --             --        669,906             --              --        669,906
Net loss for year                          --             --             --     (4,570,441)             --     (4,570,441)
                                 ------------   ------------   ------------   ------------    ------------   ------------

BALANCE AT JUNE 30, 1998           63,641,438   $     63,642   $ 10,258,116   $(10,051,483)   $    183,785   $    454,060
                                 ------------   ------------   ------------   ------------    ------------   ------------


                 See Notes to Consolidated Financial Statements

                                      -F6-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

            Consolidated Statements of Stockholders' Equity (Deficit)



                                                                                 Deficit
                                                                               Accumulated
                                                                 Additional       During       Unrealized
                                         Common Stock             Paid-in     Developmental     Foreign
                                    Shares         Amount         Capital         Stage         Exchange         Total
                                 ------------   ------------   ------------   ------------    ------------    ------------

BALANCE AT JUNE 30, 1998           63,641,438   $     63,642   $ 10,258,116   $(10,051,483)   $    183,785    $    454,060

Stock issued for services          24,200,439         24,200      2,735,544             --              --       2,759,744
Stock issued for options            2,234,567          2,235         38,765             --              --          41,000
Shares issued in exchange
  for debt                          3,787,947          3,788        340,164             --              --         343,952
Conversion of debentures            2,816,966          2,817        290,102             --              --         292,919
Issuance of common stock              677,966            678         49,322             --              --          50,000
Unrealized foreign exchange                --             --             --             --         (29,142)        (29,142)
Stock options issued and
  outstanding                              --             --        385,600             --              --         385,600
Grants issued                              --             --      1,057,742             --              --       1,057,742
Net loss for year                          --             --             --     (4,909,879)             --      (4,909,879)
                                 ------------   ------------   ------------   ------------    ------------    ------------

BALANCE AT JUNE 30, 1999           97,359,353         97,360     15,155,355    (14,961,362)        154,643         445,996


Stock issued for services          28,873,210         28,873      2,217,758             --              --       2,246,631
Stock issued for options            5,327,486          5,327        381,600             --              --         386,927
Shares issued in exchange
  for debt                          7,342,055          7,342        382,556             --              --         389,898
Conversion of debentures           12,010,073         12,010        815,796             --              --         827,806
Issuance of common stock              221,000            221         16,039             --              --          16,260
Unrealized foreign exchange                --             --             --             --           5,789           5,789
Grants issued                              --             --        395,683             --              --         395,683
Net loss for year                          --             --             --     (5,548,829)             --      (5,548,829)
                                 ------------   ------------   ------------   ------------    ------------    ------------

BALANCE AT JUNE 30, 2000          151,133,177   $    151,133   $ 19,364,787   $(20,510,191)   $    160,432    $   (833,839)
                                 ============   ============   ============   ============    ============    ============


                 See Notes to Consolidated Financial Statements

                                      -F7-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                      Consolidated Statements of Cash Flows

                                                                                        Cumulative
                                                                                        Period from
                                                                                      March 26, 1993
                                                                                         (Date of
                                                            Year Ended June 30,        Inception) to
                                                           2000            1999        June 30, 2000
                                                       ------------    ------------    -------------
Cash flows from operating activities:
  Net loss                                             $ (5,548,829)   $ (4,909,879)   $(19,452,835)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation and amortization                              67,707          47,222         138,549
  Loss on disposal and abandonment of assets                  6,780              --          22,339
  Stock issued in exchange for interest                     136,206          24,519         164,942
  Stock issued in exchange for services and expenses      2,632,231       2,759,744       9,326,182
  Stock options issued in exchange for services                  --         385,600       2,571,013
  Unrealized gain on foreign exchange                         5,789         (29,142)        160,432
Change in assets and liabilities:
  (Increase) decrease in:
  Accounts receivable                                        51,434         (51,434)             --
  Inventory                                                 (84,263)        (25,698)       (109,961)
  Sales tax receivable                                       61,956          52,624         (19,288)
  R&D investment tax credit receivable                      477,483         (96,886)       (475,221)
  Other assets                                              270,794         462,337        (337,012)
  (Decrease) increase in:
  Accounts payable and accrued expenses                    (366,480)        272,762       1,201,556
  Accrued salaries                                         (209,977)        622,953         412,976
  Due to stockholders                                            --              --           5,000
                                                       ------------    ------------    ------------

Net cash used in operating activities                    (2,499,169)       (485,278)     (6,391,328)
                                                       ------------    ------------    ------------

Cash flow from investing activities:
  Increase in notes receivable                              (25,025)             --        (250,994)
  Reduction in notes receivable                                  --         121,563         121,563
  Equipment                                                 (16,000)       (131,166)       (260,798)
  Equipment assembly costs                                       --      (1,098,790)     (1,999,801)
  Organization cost                                              --              --           6,700
  Reduction of security deposit                                  --              --          (1,542)
                                                       ------------    ------------    ------------

Net cash used in investing activities                       (41,025)     (1,108,393)     (2,384,872)
                                                       ------------    ------------    ------------


Cash flows from financing activities:
  Loans from officers                                     2,272,701         149,406       2,422,107
  Deferred financing costs                                  125,291          32,964              --
  Proceeds from deposits                                         --              --         143,500
  Payments on notes payable                                (409,939)             --        (409,939)
                                                       ------------    ------------    ------------
Sub-total                                              $  1,988,053    $    182,370    $  2,155,668
                                                       ------------    ------------    ------------


                 See Notes to Consolidated Financial Statements

                                      -F8-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                          A DEVELOPMENTAL STAGE COMPANY

                      Consolidated Statements of Cash Flows

                                                                               Cumulative
                                                                               Period from
                                                                             March 26, 1993
                                                                                (Date of
                                                   Year Ended June 30,        Inception) to
                                                  2000           1999         June 30, 2000
                                              ------------    ------------    -------------
Sub-total from prior page                     $  1,988,053    $    182,370    $  2,155,668
Proceeds from notes payable                             --           2,013         409,939
  Payments on lease obligations                    (17,206)         (4,167)        (21,373)
  Proceeds from issuance of convertible
    subordinated debentures                             --              --       1,035,000
  Proceeds from loan payable                            --          56,607         591,619
  Payments on loan payable                         (18,386)             --         (18,386)
  Proceeds from issuance of stock options               --              --          20,000

  Proceeds from grants                             395,683       1,044,133       2,518,319
  Proceeds from issuance of common stock            17,587           2,913          74,716
  Proceeds from additional paid-in capital              --          88,087       2,013,234
                                              ------------    ------------    ------------

  Net cash provided by financing activities      2,365,731       1,371,956       8,778,736
                                              ------------    ------------    ------------

  Net (decrease) increase in cash and cash
    equivalents                                   (174,463)       (221,715)          2,536

  Cash and cash equivalents - beginning
    of year                                        177,256         398,971             257
                                              ------------    ------------    ------------

  Cash and cash equivalents - end of year     $      2,793    $    177,256    $      2,793
                                              ============    ============    ============


Supplemental Disclosure of Non-Cash Activities:
  In 2000 and 1999, the Company recorded an increase in common stock and in additional paid-in capital of $389,898 and $343,952, respectively, which was in recognition of the payment of debt. In 2000 and 1999 stock was issued in exchange for services performed and expenses in the amount of $2,632,231 and $2,759,744 respectively. In 1999 stock options were issued in exchange for services totaling $385,600.

Equipment was purchased via leases totaling $117,821 during the year ended June
  30, 1999.

Convertible debentures were exchanged into stock totaling $691,600 during the year ended June 30, 2000. Accrued interest of $136,206 was also converted into stock.

Supplemental Disclosure of Cash Flow Information:

  Interest paid                               $     12,974    $     20,530    $         --
                                              ============    ============    ============

  Income taxes paid                           $         --    $         --    $         --
                                              ============    ============    ============

                 See Notes to Consolidated Financial Statements

                                      -F9-

                   THE TIREX CORPORATION AND SUBSIDIARIES INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 1 -  SUMMARY OF ACCOUNTING POLICIES

          CHANGE OF NAME
          In June 1998 the Company changed its name from Tirex America, Inc. to The Tirex Corporation.

          NATURE OF BUSINESS
          The Tirex Corporation and Subsidiaries (the "Company") was incorporated under the laws of the State of Delaware on August 19, 1987. The Company originally organized to provide comprehensive health care services, but due to its inability to raise sufficient capital it was unable to implement its business plan. The Company became inactive in November 1990.

          REORGANIZATION
          On March 26, 1993, the Company entered into an acquisition agreement (the "Acquisition Agreement") with Louis V. Muro, Patrick McLaren and George Fattell, officers and directors of the Company (collectively the "Sellers"), for the purchase of certain technology owned and developed by the Sellers (the "Technology") to be used to design, develop and construct a prototype machine and thereafter a production quality machine for the cryogenic disintegration of used tires. The Technology was developed by the Sellers prior to their affiliation or association with the Company.

          Currently, the company's board of directors has three members, John L. Threshie, Jr., Louis V. Muro, and Louis A. Sanzaro.

          DEVELOPMENTAL STAGE
          At June 30, 2000 the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing equipment, obtaining customers and supplies, installing and testing equipment and administrative activities.

          BASIS OF CONSOLIDATION
          The consolidated financial statements include the consolidated accounts of The Tirex Corporation and its subsidiaries and Tirex Canada R&D, Inc. Tirex Canada R&D, Inc. is held 49% by the Company and 51% by the certain shareholders of the Company. The shares owned by the shareholders are held in escrow by the Company's attorney and are restricted from transfer. All intercompany transactions and accounts have been eliminated in consolidation.

          CASH AND CASH EQUIVALENTS
          For purposes of the statement of cash flows, all highly liquid debt instruments purchased with a maturity of three months or less, were deemed to be cash equivalents.

          INVENTORY
          The Company values inventory at the lower cost (first-in, first-out method) or market.

          PROPERTY AND EQUIPMENT
          Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of five years.

          Repairs and maintenance costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gain or losses are reflected in earnings.

                                      -F10-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 1 -  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

          ESTIMATES
          Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          ADOPTION OF STATEMENT OF ACCOUNTING STANDARD NO. 123
          In 1997, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages, but does not require companies to record at fair value compensation cost for stock-based compensation plans. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The difference between the fair value method of SFAS-123 and APB 25 is immaterial.

          ADOPTION OF STATEMENT OF ACCOUNTING STANDARD NO. 128
          In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This Statement requires restatement of all prior-period EPS data presented.

          As it relates to the Company, the principal differences between the provisions of SFAS 128 and previous authoritative pronouncements are the exclusion of common stock equivalents in the determination of Basic Earnings Per Share and the market price at which common stock equivalents are calculated in the determination of Diluted Earnings Per Share.

          A basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.

                                      -F11-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 1 -  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

          ADOPTION OF STATEMENT OF ACCOUNTING STANDARD NO. 128 - CONTINUED
          The adoption of SFAS 128 had no effect on previously reported loss per share amounts for the year ended June 30, 1997. For the years ended June 30, 2000 and 1999, primary loss per share was the same as basic loss per share and fully diluted loss per share was the same as diluted loss per share. A net loss was reported in 2000 and 1999, and accordingly, in those years the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive. Stock options for the purchase of 13,212,673 shares at June 30, 1999 and warrants for the purchase of 1,000,000 shares at June 30, 1999 were not included in loss per share calculations, because to do so would have been anti-dilutive. 4,553,102 shares of common stock issued subsequent to year end, to Ocean Tire Recycling & Processing Co., Inc were not included in loss per share calculations

          FAIR VALUE OF FINANCIAL INSTRUMENTS
          The carrying amount of the Company's financial instruments, which principally include cash, note receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

          The fair values of the Company's debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's borrowing rate. At June 30, 2000 and 1999, respectively, the carrying value of all financial instruments was not materially different from fair value.

          INCOME TAXES
          The Company has net operating loss carryovers of approximately $20 million as of June 30, 2000, expiring in the years 2004 through 2015. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

          The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, effective July 1993. SFAS No.109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

          The Company has research and development investment tax credits receivable from Canada and the Providence of Quebec amounting to $475,221 at June 30, 2000.

          FOREIGN EXCHANGE
          Assets and liabilities of the Company, which are denominated in foreign currencies, are translated at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average rates throughout the year.

          REVENUE RECOGNITION
          Revenue is recognized when the product is shipped to the company.

                                      -F12-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 2 -  GOING CONCERN
          As shown in the accompanying financial statements, the Company incurred a net loss of $5,548,829 during the year ended June 30, 2000.

          In March 1993, the Company, which was still in the development stage, developed a new Business Plan. As at June 30, 2000 the Company was in the process of constructing a production quality machine for the cryogenic disintegration of used tires. At June 30, 2000, the Company was still in the development stage.

          The ability of the Company to continue as a going concern is dependent on the success of its marketing its TSC Plants, and /or raising funds through equity sales, bank loans, governmental grants or a combination of these. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 -  FINANCING COSTS
          During the year ended June 30, 1999 the Company incurred $158,255 in connection with debt financing. These costs have been capitalized in other assets and are being amortized over the terms of the financing. Amortization of financing costs for the year ended June 30, 2000 and 1999 was $125,291 and $32,964, respectively.

Note 4 -  PROPERTY AND EQUIPMENT
          As of June 30, 2000 plant and equipment consisted of the following:

          Furniture, fixtures and equipment                    $    175,932
          Leasehold improvements                                    175,100
          Construction in progress - equipment                    2,000,000
                                                               ------------
                                                                  2,351,032
          Less accumulated depreciation and amortization            127,234
                                                               ------------
                                                               $  2,223,798
                                                               ============

          Depreciation and amortization expense charged to operations was $67,717 and $42,770 for the years ended June 30, 2000 and 1999, respectively.

Note 5 -  LONG-TERM DEBT
          Federal Office of Regional Development (Ford-Q) Loan          2000
          payable under the Industrial Recovery Program               ---------
          amounting to 20% of certain eligible costs
          incurred (maximum loan $340,252) repayable in annual
          installments over a forty-eight month period following
          completion of the project, unsecured and non-interest
          bearing.  (If the Company defaults the loans become
          interest bearing)                                           $ 340,252

          Loans payable under the Program for the Development of Quebec SME's based on 50% of approved eligible costs for the preparation of market development studies in certain regions. Loans are unsecured and non-interest bearing. (If the Company defaults the loans become interest bearing).

                                      -F13-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 5 -  LONG-TERM DEBT - CONTINUED
          Loan payable over five years commencing
            June 2000 due June 2004                                     64,648

          Loan payable over five years, commencing
            June 2001, due 2005                                         60,020

          Loan payable in amounts equal to 1% of annual
            sales in Spain through June 30, 2007                        13,610

          Loan payable in amounts equal to 11/2% of annual
            sales in Spain and Portugal through June 30, 2004           46,079
                                                                    ----------
                                                                       524,609
          Less:  current portion                                       204,754
                                                                    ----------
                                                                    $  319,855
                                                                    ==========

          Minimum principal repayments of each of the next five years as follows:

                  2000                                              $  204,754
                  2001                                                 157,033
                  2002                                                  29,243
                  2003                                                  37,555
                  2004                                                  96,024
                                                                    ----------
                                                                    $  524,609
                                                                    ==========


Note 6 -  CAPITALIZED LEASE OBLIGATIONS
          The Company leases certain equipment under agreements classified as capital leases. The cost and the accumulated amortizations for such equipment as of June 30, 2000 and 1999 was $ 90,233 and $122,609,
          respectively.

          The following is a schedule by years of future minimum lease payments under capital leases of equipment together with the obligations under capital leases (present value of future minimum rentals) as of June 30, 2000.

              Years Ended
                June 30,
                --------
                  2001                                              $   28,075
                  2002                                                  28,075
                  2003                                                  28,075
                  2004                                                  20,955
                                                                    ----------
                  Total minimum lease payments                         105,180
                  Less amount representing interest                      8,731
                                                                    ----------
                  Total obligations under capital lease                 96,449
                  Less current installments of obligations
                    under capital leases                                22,762
                                                                    ----------
                  Long-term obligation under capital leases,
                    with interest rate of 9.3%                      $   73,687
                                                                    ==========

                                      -F14-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 7 -  CONVERTIBLE SUBORDINATED DEBENTURES
          Convertible subordinated debentures consist of the following:

                                              Type B
                                              ------

          Balance at June 30, 2000            75,000

          Interest rate                       10%

          Maturity Earlier of (i)-two years from the issue date or (ii)-the completion of a public offering of its securities by the Maker. These debentures are subordinated to all current and future bank debt.

          Redemption rights                   If not converted the holder may
                                              require the Company to redeem
                                              at any time after maturity for the
                                              principal amount plus interest.

          Conversion ratio                    $.20 per share. During the
                                              year ended June 30, 2000,
                                              $305,000 of convertible
                                              debentures were converted
                                              to common stock.

Note 8 -  RELATED PARTY TRANSACTIONS
          On July 22, 1994, 3,000,000 shares of The Tirex Corporation and Subsidiaries, Inc. were released from escrow and issued to Louis V. Muro and Patrick McLaren (1,500,000 shares each) in accordance with the terms and provisions of the Acquisition Agreement dated March 26, 1993.

          The Company entered into various employment agreements with former executive officers and general Counsel whereby the Company was obligated to pay a total of $565,000 a year plus benefits. All of the employment agreements called for terms ranging from 3 - 8 years. In addition to the employment services, the officers agree not to compete with the Company for the two year period following the termination of employment. If an officer is terminated other than for cause or for "good reason", the terminated officer will be paid twice the amount of their base salary for twelve months. During the year ended June 30, 1999, two employees were terminated and received severance pay totaling $500,000 which was paid in shares of the company's common stock. The employees also received options to buy 4,000,000 shares of stock for par value or $4,000. The options were exercised July 31, 1999. The value of the options were recorded as paid in capital at June 30, 1999 for 50% of the average price of the stock or $381,600.

                                      -F15-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 8 -  RELATED PARTY TRANSACTIONS - CONTINUED
          Various loans due to the officers totaling $328,153 will be paid in stock during the year ended June 30, 2000.

          At June 30, 2000, the Company had notes receivable from various officers in the amount of $74,406. One note in the amount of $70,405 bears interest at an annual rate of 8% above prime through September 1998 and 2% above prime since that date and is collateralized by 400,000 shares of Tirex Corporation which is held by the officer. The remaining notes are non-interest bearing and are payable on demand.

          At June 30, 2000 the Company had a note receivable for $30,000 from a Company in which a director has a financial interest. The note bears interest at prime plus 2% and is due on demand.

          A total of $25,000 of interest was accrued to notes receivable during the year ended June 30, 2000.

          Deposits payable included an amount of $118,500 which are payable to companies which are owned by a director of the Company.

Note 9 -  EXCHANGE OF DEBT FOR COMMON STOCK
          During the year ended June 30, 2000, the Company recorded increases in common stock and paid-in capital of $389,898, which was in recognition for the exchange of common stock for debt owed. Debt totaling $328,153 was payable to certain related parties to the Company.

Note 10 - COMMON STOCK
          During the years ended June 30, 2000 and 1999, the Company issued common stock to individuals in exchange for services performed totaling $2,246,631 and $2,759,744, respectively. Included in these amounts are payments to officers of the Company and in house counsel in exchange for salary and consulting in the amount of $1,115,784 and $2,210,502, respectively. Also included in the amounts paid in stock during the year ended June 30, 1999 was an exclusive rights contract payable to an officer totaling $406,250. The dollar amounts assigned to such transactions have been recorded at the fair value of the services received, because the fair value of the services received was more evident than the fair value of the stock surrendered.

Note 11 - STOCK OPTION
          On May 19, 1995, the Company sold to a director of the Company an option to purchase 20,000 shares of Cumulative Convertible Preferred Stock at an exercise price of $10 per share, exercisable during the two year period beginning May 19, 1995, and ending May 18, 1997. The director paid $20,000 for the option. The terms of the Preferred Stock purchasable under the option call for cumulative cash dividends at a rate of $1.20 per share and conversion into 2,000,000 or more shares of common stock. The conversion to common stock ratio varies depending on when the conversion is made. At May 29, 1997, the exercise period was extended until May 18, 1999. During the year ended June 30, 1999, the director exercised the option to buy 1,234,567 shares of common stock for $40,000. The balance of these options have expired.

                                      -F16-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 11 - STOCK OPTION - CONTINUED

                    Compensatory Common Stock Options                 Compensation
                    ---------------------------------              For the Year Ended
                                                 Number of Shares    June 30, 2000
                                                 ----------------    -------------

             Balance at July 1, 1999                13,212,673                --

             Stock options expiring during the
               year ended June 30, 2000             (7,885,187)               --

             Stock options exercised during the
               year ended June 30, 2000             (5,327,486)               --
                                                    ----------        ----------

             Balance at June 30, 2000                       --        $       --
                                                    ==========        ==========

          A stock plan was adopted in June of 2000. No options were issued until after June 30.

Note 12 - ACQUISITION BY MERGER OF RPM INCORPORATED
          During November 1997, the Company entered into a merger agreement with RPM Incorporated ("RPM"). The Company acquired all of the assets and liabilities of RPM by acquiring all of the outstanding common stock of RPM in exchange for common stock in the Company on a unit for unit basis. RPM ceased to exist following the exchange.

          The assets and liabilities acquired by the Company from RPM consist of the proceeds from the sale of debentures as well as the debentures of $535,000. The financing fees on the issuance of the debentures totaling $61,755 is included in the statement of operations for the year ended June 30, 1998. A total of 535,000 shares were issued as a result of the merger valued at $16,050. A total of $16,050 was received for this stock.

          The Company entered into an additional agreement with the former shareholders of RPM for a consulting agreement for a period of 5 years expiring in June, 2002. In exchange for this consulting agreement, 3,000,000 shares of common stock were issued valued at $240,000. Other than the consulting agreement and the issuance of the debentures, RPM was inactive.

          For accounting purposes the Company recorded the merger as a purchase and not as a pooling of interests.

Note 13 - GOVERNMENT ASSISTANCE
          The Company receives financial assistance from Revenue Canada and Revenue Quebec in the form of scientific research tax credit. During the year ended June 30, 2000 the company received approximately $395,683 which has been recorded as paid in capital.

                                      -F17-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 14 - COMMITMENTS
          The Company leases office and warehouse space at an annual minimum rent of $82,000 for the first year, $169,000 for the second year and $211,000 per year for the third through the fifth year. The lease expires 2003. The Company is also responsible for its proportionate share of any increase in real estate taxes and utilities. Under the terms of the lease, the Company is required to obtain adequate public liability and property damage insurance. The minimum future rental payments under this lease are as follows:

                    June 30,                      Amount
                    --------                    ---------
                      2001                      $ 204,100
                      2002                        204,100
                      2003                        170,100
                                                ---------

                                                $ 578,300
                                                =========

          Rental expense for the year ended June 30, 2000 and 1999 amounted to $176,900 and $111,930, respectively. One of these leases contains a second ranking moveable hypothec in the amount of $300,000 on the universality of the corporation's moveable property.

Note 15 - CONTINGENCY
          The Company is involved with a lawsuit with a prior consultant. The complaint alleged that the Company breached its consulting agreement by failing to pay compensation due there under and sought damages in the amount of $221,202 including interest and legal costs. The Company filed a counter claim for fraud, breach of contact and unjust enrichment on the part of the consultant. The Company sought relief consisting of compensatory damages in the amount of $28,800 and cancellation of the stock certificate issued to the plaintiff for 263,529 shares; a declaratory judgment that the consulting agreement is of no force and effect; punitive damages; and interest and legal costs. The Company's position is that this case is completely without merit.

Note 16 - ACCUMULATED OTHER COMPREHENSIVE INCOME
          The deficit accumulated during the development stage included other accumulated comprehensive income totaling $103,396.

Note 17 - SUBSEQUENT EVENT
          Subsequent to year end the Company modified its agreement with Ocean Tire Recycling & Processing Co., Inc ("OTRP") to clarify various terms of the parties prior agreements and to obtain a commitment by OTRP to pay future lease payments on the prototype system, if necessary. The Company also exchanged its debt obligation to OTRP for 4,553,102 shares of its Common Stock, which was issued, pursuant to OTRP's request, to its principal shareholder and President.

                                      -F18-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                           Consolidated Balance Sheet
                              As of March 31, 2001

                                                             (Unaudited)      (Audited)
                                     Assets                   March 31,       June 30,
                                     ------                     2001            2000
                                                                ----            ----
Current assets
  Cash and cash equivalents                                 $     12,922    $      2,793
  Accounts receivable and notes receivable                        16,642         129,431
  Sales tax receivable                                            22,445          19,288
  Inventory                                                      100,654         109,961
  R & D Investment tax credit receivable                         400,568         475,221
  Prepaid expenses and deposits                                  140,880         106,384
                                                            ------------    ------------
                                                                 694,111         843,078
                                                            ------------    ------------

Property and equipment, at cost, net of
  accumulated depreciation of $157,291                         2,177,759       2,223,798
                                                            ------------    ------------

Other assets
  Prepaid expenses and deposits                                  336,582         220,508
                                                            ------------    ------------

                                                            $  3,208,452    $  3,287,384
                                                            ============    ============

                       Liability and Stockholders' Equity
                       ----------------------------------

Current liabilities
  Accounts payable and accrued liabilities                       799,893       1,187,711
  Current portion of long-term debt                              137,653         227,516
                                                            ------------    ------------
  Deposits payable                                                    --         143,500
                                                            ------------    ------------
                                                                 937,546       1,558,727
                                                            ------------    ------------
Other liabilities
  Long term deposits and notes                                   198,500              --
  Long term debt (net of current portion)                        403,002         393,542
  Convertible subordinated debentures                                 --          75,000
  Convertible notes                                              750,000              --
  Convertible note                                               185,556              --
  Convertible loans                                              914,032              --
  Loan from officers                                                  --       2,093,954
                                                            ------------    ------------
                                                               2,451,090       2,562,496
                                                            ------------    ------------
Stockholders' equity (Deficit)
  Common stock,  $.001 par value, authorized
    250,000,000 shares, issued and outstanding,
    175,756,295 shares                                           175,756         151,133
  Class A stock; .001 par value, authorized 5,000,000
    shares issued and outstanding, 0 shares                           --              --
  Additional paid-in capital                                  22,613,260      19,364,787
  Deficit accumulated during the development stage           (23,063,979)    (20,510,191)
  Unrealized gain on foreign exchange                             94,779         160,432
                                                            ------------    ------------
                                                                (180,184)       (833,839)
                                                            ------------    ------------

                                                            $  3,208,452    $  3,287,384
                                                            ============    ============

                                      -F19-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                          DEVELOPMENTAL STAGE COMPANY)

                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                           Cumulative
                                                                           Period from
                                                                          March 26, 1993
                                              Nine Months Ended             (Date of
                                                   March 31,              Inception) to
                                            2001             2000         March 31, 2001
                                        -------------    -------------    --------------
Revenues                                $          --    $          --    $   1,325,573

Cost of sales                                      --               --        1,018,094
                                        -------------    -------------    -------------

Gross profit                                       --               --          307,479
                                        -------------    -------------    -------------

Operations
  General and administrative                1,587,847        2,556,147        9,041,278
  Depreciation and amortization               100,430           39,307          240,220
  Research and development                    792,487          338,133       12,634,605
                                        -------------    -------------    -------------

Total expense                               2,480,560        2,933,587       21,916,103
                                        -------------    -------------    -------------

Loss before other income and expenses      (2,480,764)      (2,933,587)     (21,608,624)
                                        -------------    -------------    -------------

Other income (expenses)
  Interest expense                             63,155           71,172          336,482
  Interest income                                  --               --          (45,443)
  Income from stock options                        --               --          (10,855)
  Loss on disposal of equipment                    --               --            4,549
  Loss (gain) on foreign exchange               9,869          (45,544)         113,266
                                        -------------    -------------    -------------
                                               73,024           25,628          397,999
                                        -------------    -------------    -------------

Net loss                                $  (2,553,788)   $  (2,959,215)   $ (22,006,623)
                                        =============    =============    =============

Net loss per common share               $        (.02)   $        (.02)   $        (.57)
                                        =============    =============    =============

Weighted average shares of common
  shares outstanding                      168,063,841      127,165,456       38,425,407
                                        =============    =============    =============

                                      -F20-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                               Cumulative
                                                                               Period from
                                                                              March 26, 1993
                                                     Nine Months Ended           (Date of
                                                         March 31,            Inception) to
                                                   2001            2000       March 31, 2001
                                               ------------    ------------   --------------
Operating activities:
  Net loss                                     $ (2,553,788)   $ (2,959,215)   $(22,006,623)

Adjustments to net loss for non-cash items
  Depreciation and amortization                     100,430          39,307         238,978
  Loss on disposal and abandonment of assets          2,309              --          24,648
  Stock issued in lieu of payment                    48,849          15,966      13,726,025
  Unrealized gain on foreign exchange               (65,653)         25,983          94,779
  Other non-cash items                             (104,133)        (15,966)        (43,774)
Change in current assets and liabilities:
  (Increase) decrease in:
  Accounts receivable                               112,789         (42,766)       (252,612)
  Inventory                                           9,307        (160,886)       (103,359)
  Sales tax receivable                               (3,157)         44,199          (7,083)
  R&D investment tax credit receivable               74,653         507,106        (400,568)
  Prepaid expenses and deposits                     (34,496)       (149,269)       (355,621)
  (Decrease) increase in:
  Accounts payable and accrued liabilities         (387,818)       (326,331)      1,575,464
                                               ------------    ------------    ------------

Net cash used in operating activities            (2,800,708)     (3,021,872)     (7,509,746)
                                               ------------    ------------    ------------

Investing activities

Cash flow from investing activities:
  Proceeds from sale of equipment                        --              --         (25,000)
  Acquisition of equipment                           (1,416)        (28,670)     (2,259,677)
  Other assets                                     (116,074)       (288,078)       (141,124)
                                               ------------    ------------    ------------

Net cash used in investing activities              (117,490)        259,408      (2,375,801)
                                               ------------    ------------    ------------

Financing activities

Cash flows from financing activities:
  Convertible loans                              (1,179,922)         56,274       1,247,185
  Long term debt                                    (80,403)        (21,178)        470,666
  Long term deposits and notes                       55,000              --         198,500
  Convertible debentures                            (75,000)       (298,000)        980,000
  Convertible notes                                 935,556              --         935,556
  Issuance of common stock                           24,623          46,566         107,028
  Additional paid in capital                      3,248,473       2,803,863       5,959,277
                                               ------------    ------------    ------------

Net cash provided by financing activities      $  2,928,327    $  2,587,525    $  9,898,212
                                               ------------    ------------    ------------

                                      -F21-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                                                  Cumulative
                                                                                  Period from
                                                                                 March 26, 1993
                                                          Nine Months Ended        (Date of
                                                              March 31,          Inception) to
                                                         2001          2000      March 31, 2001
                                                       ---------    ---------    --------------
Net (decrease) increase in cash                        $  10,129    $(174,939)     $  12,665

Cash, beginning of period                                  2,793      177,256            257
                                                       ---------    ---------      ---------

Cash, end of period                                    $  12,922    $   2,317      $  12,922
                                                       =========    =========      =========



Supplemental disclosure of cash flow information:

     Interest paid                                     $  48,987    $  33,672      $  81,739
                                                       =========    =========      =========

     Income taxes paid                                 $      --    $      --      $      --
                                                       =========    =========      =========

                                      -F22-

                   THE TIREX CORPORATION AND SUBSIDIARIES INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 1 -  SUMMARY OF ACCOUNTING POLICIES

          CHANGE OF NAME
          In June 1998 the Company changed its name from Tirex America, Inc. to The Tirex Corporation.

          NATURE OF BUSINESS
          The Tirex Corporation and Subsidiaries (the "Company") was incorporated under the laws of the State of Delaware on August 19, 1987. The Company originally organized to provide comprehensive health care services, but due to its inability to raise sufficient capital it was unable to implement its business plan. The Company became inactive in November 1990.

          REORGANIZATION
          On March 26, 1993, the Company entered into an acquisition agreement (the "Acquisition Agreement") with Louis V. Muro, Patrick McLaren and George Fattell, officers and directors of the Company (collectively the "Sellers"), for the purchase of certain technology owned and developed by the Sellers (the "Technology") to be used to design, develop and construct a prototype machine and thereafter a production quality machine for the cryogenic disintegration of used tires. The Technology was developed by the Sellers prior to their affiliation or association with the Company.

          Currently, the company's board of directors has three members, John L. Threshie, Jr., Louis V. Muro, and Louis A. Sanzaro.

          DEVELOPMENTAL STAGE
          At March 31, 2001 the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing a tire recycling machine, obtaining customers and supplies, testing equipment and product and administrative activities.

          BASIS OF CONSOLIDATION
          The consolidated financial statements include the consolidated accounts of The Tirex Corporation and its subsidiaries and Tirex Canada R&D, Inc. Tirex Canada R&D, Inc. is held 49% by the Company and 51% by the certain shareholders of the Company. The shares owned by the shareholders are held in escrow by the Company's attorney and are restricted from transfer. All intercompany transactions and accounts have been eliminated in consolidation.

          CASH AND CASH EQUIVALENTS
          For purposes of the statement of cash flows, all highly liquid debt instruments purchased with a maturity of three months or less, were deemed to be cash equivalents.

          INVENTORY
          The Company values inventory at the lower cost (first-in, first-out method) or market.

          PROPERTY AND EQUIPMENT
          Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of five years.

          Repairs and maintenance costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gain or losses are reflected in earnings.

                                      -F23-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 1 -  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

          ESTIMATES
          Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          ADOPTION OF STATEMENT OF ACCOUNTING STANDARD NO. 123
          In 1997, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages, but does not require companies to record at fair value compensation cost for stock-based compensation plans. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The difference between the fair value method of SFAS-123 and APB 25 is immaterial.

          ADOPTION OF STATEMENT OF ACCOUNTING STANDARD NO. 128
          In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This Statement requires restatement of all prior-period EPS data presented.

          As it relates to the Company, the principal differences between the provisions of SFAS 128 and previous authoritative pronouncements are the exclusion of common stock equivalents in the determination of Basic Earnings Per Share and the market price at which common stock equivalents are calculated in the determination of Diluted Earnings Per Share.

          A basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.

                                      -F24-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 1 -  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

          ADOPTION OF STATEMENT OF ACCOUNTING STANDARD NO. 128 - CONTINUED
          The adoption of SFAS 128 had no effect on previously reported loss per share amounts for the year ended June 30, 1997. For the years ended June 30, 2000 and 1999, primary loss per share was the same as basic loss per share and fully diluted loss per share was the same as diluted loss per share. A net loss was reported in 2000 and 1999, and accordingly, in those years the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive.

          FAIR VALUE OF FINANCIAL INSTRUMENTS
          The carrying amount of the Company's financial instruments, which principally include cash, note receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

          The fair values of the Company's debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's borrowing rate. At June 30, 2000 and March 31, 2001, respectively, the carrying value of all financial instruments was not materially different from fair value.

          INCOME TAXES
          The Company has net operating loss carryovers of approximately $23.1 million as of March 31, 2001, expiring in the years 2004 through 2016. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

          The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, effective July 1993. SFAS No.109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

          The Company has research and development investment tax credits receivable from Canada and the Providence of Quebec amounting to $400,568 at March 31, 2001 compared to $475,221 as of June 30, 2000, which are the result of reimbursements for research and development expenditures and are not contingent upon any offset against income tax liabilities.

          FOREIGN CURRENCY TRANSLATION
          Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at exchange rates in effect at the balance sheet date for monetary items and historical rates of exchange for non-monetary items with the resulting translation adjustments recorded directly to a separate component of shareholders' equity. Income and expense accounts are translated at average exchange rates during the year. Currency transaction gains or losses are recognized in current operations

          REVENUE RECOGNITION
          Revenue from the sale of TCS Systems will be recognized when the installed product is accepted by the customer. All other revenue from other products will be recognized when shipped to the customer.

                                      -F25-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 2 -  GOING CONCERN
          As shown in the accompanying financial statements, the Company incurred a net loss of $5,548,829 during the year ended June 30, 2000 and an additional net loss for the nine month period ended March 31, 2001 in the amount of $2,533,788.

          In March 1993, the Company had begun its developmental stage with a new Business Plan. As of March 31, 2001, the Company had developed a production quality prototype of its patented system for the disintegration of scrap tires, but nonetheless continued its research and development efforts to improve the machine's performance and to permit greater flexibility in design for specific customer applications. While the company has engaged the process of marketing the TCS System to numerous potential clients since the beginning of the new fiscal year commencing July 1, 2000, as much as of March, 31, 2001, the company had not yet consummated an unconditional purchase order for a TCS System. Until such an unconditional purchase order will have been received, management considers the Company to still be in its developmental stage.

          The ability of the Company to continue as a going concern is dependent on the success of its marketing its TCS Plants, and /or raising funds through equity sales, bank loans, governmental grants or a combination of these. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 -  FINANCING COSTS
          During the year ended June 30, 1999 the Company incurred $158,255 in connection with debt financing. These costs have been capitalized in other assets and are being amortized over the terms of the financing. Amortization of financing costs for the year ended June 30, 2000 was $125,291, reducing this account balance to zero. During the nine month period ended March 31, 2001, the Company incurred costs of $180,557 in connection with debt financing. These costs have been capitalized in other assets and are being amortized over the terms of the financing. Amortization of financing costs for the nine months ended March 31, 2001 was $52,975.

Note 4 -  PROPERTY AND EQUIPMENT
          As of March 31, 2001 plant and equipment consisted of the following:

          Furniture, fixtures and equipment                   $   159,889
          Leasehold improvements                                  175,161
          Construction in progress - equipment                  2,000,000
                                                              -----------
                                                                2,351,032
          Less accumulated depreciation and amortization          157,291
                                                              -----------
                                                              $ 2,177,759
                                                              ===========

          Depreciation and amortization expense charged to operations was $67,717 for the year ended June 30, 2000. For the three month and nine month periods ended March 31, 2001, depreciation and amortization amounted to $15,096 and $47,455, respectively.

                                      -F26-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 5 -  LONG-TERM DEBT
          Canada Economic Development
          Loans payable under the industrial Recovery Program
          amounting to 20% of certain eligible Costs incurred
          (maximum loan o$333,300) repayable in annual installments
          over a forty-eight month period commencing March 31, 1999, due March 31, 2003, unsecured and non-interest Bearing
          (if the Company defaults, the loans become interest bearing)  $257,917

          Loans payable under the Program for the Development of Quebec SME's based on 50% of approved eligible costs for the preparation of market development studies in certain regions. Loans are unsecured and non-interest bearing. (If the Company defaults the loans become interest bearing)

          Loan repayable over five years commencing
            June 30, 2000, due June 2004                                  62,062

          Loan repayable over five years, commencing
            June 2001, due 2005                                           61,736

          Loan payable in amounts equal to 1% of annual
            sales in Spain and Portugal through June 30, 2007             14,000

          Loan payable in amounts equal to 11/2% of annual
            sales in Spain and Portugal through June 30, 2004             66,495
                                                                        --------
                                                                         462,210

          Less: current portion                                          130,888
                                                                        --------
                                                                        $331,322
                                                                        ========

          Principal repayments are as follows:

                          2001                                          $130,888
                          2002                                           161,544
                          2003                                            30,080
                          2004                                           105,120
                          2005                                            20,578
                          2007                                            14,000
                                                                        --------
                                                                        $462,210
                                                                        ========

Note 6 -  CAPITAL LEASE OBLIGATIONS
          The Company leases certain equipment under agreements classified as capital leases. The cost and the accumulated amortization for such equipment as of June 30, 2000 was $108,966 and $18,733, respectively. The cost and accumulated amortization for such equipment as of March 31, 2001 was $108,966 and $35,078, respectively. The equipment under capital leases has been included in property and equipment on the balance sheet.

                                      -F27-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 6 -  CAPITAL LEASE OBLIGATIONS (CONTINUED)
          The following is a schedule by years of future minimum lease payments under equipment capital leases together with the obligations under capital leases (present value of future minimum rentals) as of March 31, 2001.

                    June 30
                    -------
                      2001                                              $  6,765
                      2002                                                27,057
                      2003                                                27,057
                      2004                                                24,174
                                                                        --------
                      Total minimum lease payments                        85,053
                      Less amount representing interest                    6,608
                                                                        --------
                      Total obligations under capital lease
                                                                          78,445

                      Less current installments of obligations
                        under capital leases                               6,765
                                                                        --------
                      Long-term obligation under capital leases,
                        with interest rate of 9.3%                      $ 71,680
                                                                        ========

Note 7 -  CONVERTIBLE SUBORDINATED DEBENTURES
          Convertible subordinated debentures consist of the following:

          Balance at June 30, 2000          $ 75,000

          Balance at June 30, 2000          $ 75,000

          Interest rate                     10%

          Maturity Earlier of (i)-two years from the issue date or (ii)-the completion of a public offering of its securities by the Maker. These debentures are subordinated to all current and future bank debt.

          Redemption rights                 If not converted the holder may
                                            require the Company to redeem
                                            at any time after maturity for the
                                            principal amount plus interest


          Conversion ratio                  $.20 per share.

          During the year ended June 30, 2000, $305,000 of convertible debentures were converted into common Stock. During the three months ended September 30, 2000, $20,000 of convertible debentures were Converted into common stock. At March 31, 2001, $55,000 of convertible debentures had matured and were not converted into common stock and have been included in long term deposits and notes.

                                      -F28-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 8 -  CONVERTIBLE NOTES
          Convertible notes consist of an investment arrangement with a group of institutional investors involving a multi-stage financing under which the Company may obtain, at its option, up to $5,000,000. A first tranche of $750,000 has been completed and further tranches will be completed as required by the Company.

          Balance at March 31, 2001 (First tranche)    $   750,000

          Interest rate                                    8%

          Issue date                                   February 26, 2001

          Maturity date                                February 26, 2003

          Redemption rights                            If not converted the holder may
                                                       require the Company to redeem
                                                       at any time after maturity for the
                                                       principal amount plus interest

          Conversion ratio                             Lower of (i) - 80% of the average
                                                       of the three lowest closing bid
                                                       prices for the sixty trading days prior
                                                       to the conversion date.

          Common stock warrants                        The convertible notes carry an
                                                       option to purchase Common Stock
                                                       warrants at the rate of one Warrant
                                                       for each $1.25 of purchase price.
                                                       The exercise price on the first tranche
                                                       of $750,000 is $.077 per share.

Note 9 -  CONVERTIBLE NOTE
          A Convertible note, under a private arrangement, consists of the following:

          Balance at March 31, 2001 (First tranche)    $   185,556

          Interest rate                                    8%

          Issue date                                   July 19, 2000

          Maturity date                                January 26, 2003

          Redemption rights                            If not converted the holder may
                                                       require the Company to redeem
                                                       at any time after maturity for the
                                                       principal amount plus interest.

          Conversion ratio                             At 20% discount to market between
                                                       July 19, 2001 and January 19, 2002
                                                       or at 25% to market if held to maturity,
                                                       of not more than 2,500,000 shares.

                                      -F29-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 10 - RELATED PARTY TRANSACTIONS
          The Company entered into various employment agreements with former executive officers and general counsel whereby the Company was obligated to pay a total of $565,000 a year plus benefits. All of the employment agreements called for terms ranging from 3 - 8 years. In addition to the employment services, the officers agree not to compete with the Company for the two year period following the termination of employment. If an officer is terminated other than for cause or for "good reason", the terminated officer will be paid twice the amount of their base salary for twelve months. During the year ended June 30, 1999, two employees were terminated and received severance pay totaling $500,000 which was paid in shares of the company's common stock. The employees also received options to buy 4,000,000 shares of stock for par value or $4,000. The options were exercised July 31, 1999. The value of the options were recorded as paid in capital at June 30, 1999 for 50% of the average price of the stock or $381,600.

          Convertible loans include amounts due to certain officers and directors totaling $878,270 at March 31, 2001. In the past, such loans have repaid through the issuance of stock.

          Various Notes Receivable from officers, separately reported on the audited Balance Sheet of June 30, 2000, plus accrued interest thereon, were offset against amounts due to these officers as of March 31, 2001.

          Long term deposits and notes included an amount of $118,500 at March 31, 2001 which is payable to companies owned by a director of the company.

          Subsequent to June 30, 2000, the Company modified its agreement with Ocean Tire Recycling & Processing Co., Inc. ("OTRP") to clarify various terms of the parties' prior agreements and to obtain a commitment by OTRP to pay, when necessary, future lease payments on the prototype system. The company also exchanged its debt obligation to OTRP for 6,500,000 share of its Common Stock, which was issued, pursuant to OTRP's request, to its principal shareholder and president.

          Deposits payable included an amount of $118,500 which are payable to companies which are owned by a director of the Company.

Note 11 - EXCHANGE OF DEBT FOR COMMON STOCK
          During the nine month period ended March 31, 2001, the company recorded an increase in common stock and additional paid-in capital of $ 1,716,918 representing issuance of common stock in lieu of cash payments for debts owed. During the year ended June 30, 2000, the company recorded an increase in common stock and paid-in capital of $389,898, which was in recognition for the exchange of common stock for debts.

Note 12 - COMMON STOCK
          During the nine month period ended March 31, 2001, the Company issued common stock to individuals in exchange for services performed totaling $865,782. During the year ended June 30, 2000, the Company issued common stock to individuals in exchange for services performed totaling $2,246,631. Included in this amount are payments to officers of the Company and to present and former counsel in exchange for salary and consulting in the amount of $1,115,784. The dollar amounts assigned to such transactions have been recorded at the fair value of the services received, because the fair value of the services received was more evident than the fair value of the stock surrendered.

          On January 31, 2001, the Company's stockholders approved an amendment to the Articles of Incorporation of the company to increase the number of authorized shares of common stock, par value $0.001, from 165,000,000 shares to 250,000,000 shares.

                                      -F30-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 13 - STOCK OPTION
          On May 19, 1995, the Company sold to a director of the Company an option to purchase 20,000 shares of Cumulative Convertible Preferred Stock at an exercise price of $10 per share, exercisable during the two year period beginning May 19, 1995, and ending May 18, 1997. The director paid $20,000 for the option. The terms of the Preferred Stock purchasable under the option call for cumulative cash dividends at a rate of $1.20 per share and conversion into 2,000,000 or more shares of common stock. The conversion to common stock ratio varies depending on when the conversion is made. At May 29, 1997, the exercise period was extended until May 18, 1999. During the year ended June 30, 1999, the director exercised the option to buy 1,234,567 shares of common stock for $40,000. The balance of these options expired during the year ended June 30, 2000.

               Compensatory Common Stock Options                Compensation
               ---------------------------------                     Cost
                                                              For the Year Ended
                                             Number of Shares   June 30, 2000
                                             ----------------   -------------

          Balance at July 1, 1999               13,212,673                --

          Stock options expiring during the
            year ended June 30, 2000            (7,885,187)               --

          Stock options exercised during the
            year ended June 30, 2000            (5,327,486)               --
                                               -----------       -----------

                 Balance at June 30, 2000               --       $        --
                                               ===========       ===========


          An employee Stock Option Awards and Grants Plan was adopted in June of 2000. During the nine month period ended March 31, 2001, the Company issued stock options to purchase an aggregate amount of 2,852,591 shares for an aggregate of $525,563. In addition, the Company issued 10,200,000 shares of Common Stock in the form of grants for an aggregate value of $889,473. No amount of stock for awards has been issued to date.

Note 14 - ACQUISITION BY MERGER OF RPM INCORPORATED
          During November 1997, the Company entered into a merger agreement with RPM Incorporated ("RPM"). The Company acquired all of the assets and liabilities of RPM by acquiring all of the outstanding common stock of RPM in exchange for common stock in the Company on a unit for unit basis. RPM ceased to exist following the exchange.

          The assets and liabilities acquired by the Company from RPM consist of the proceeds from the sale of debentures as well as the debentures of $535,000. The financing fees on the issuance of the debentures totaling $61,755 is included in the statement of operations for the year ended June 30, 1998. A total of 535,000 shares were issued as a result of the merger valued at $16,050. A total of $16,050 was received for this stock.

          The Company entered into an additional agreement with the former shareholders of RPM for a consulting agreement for a period of 5 years expiring in June, 2002. In exchange for this consulting agreement, 3,000,000 shares of common stock were issued valued at $240,000. Other than the consulting agreement and the issuance of the debentures, RPM was inactive.

          For accounting purposes the Company recorded the merger as a purchase and not as a pooling of interests.

                                      -F31-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 15 - GOVERNMENT ASSISTANCE
          The Company received financial assistance from Revenue Canada and Revenue Quebec in the form of scientific research tax credit. During the year ended June 30, 2000 and the nine month period ended March 31, 2001, the company received approximately $395,683, and $336,402, respectively, which has been recorded as paid in capital. During the nine month period ended March 31, 2001, the Company recorded additional tax credits receivable in the amount of $261,749, bringing the reported balance of tax credits receivable from $475,221 as of June 30, 2000 to $400,568 as of March 31, 2001.

Note 16 - COMMITMENTS
          The Company leases office and warehouse space at an annual minimum rent of $82,000 for the first year, $169,000 for the second year and $211,000 per year for the third through the fifth year. The lease expires 2003. The Company is also responsible for its proportionate share of any increase in real estate taxes and utilities. Under the terms of the lease, the Company is required to obtain adequate public liability and property damage insurance. The minimum future rental payments under this lease are as follows:

                          June 30,             Amount
                          --------           ---------
                            2001             $  47,547
                            2002               190,186
                            2003               158,489
                                             ---------

                                             $ 396,222
                                             =========

          Rental expense for the year ended June 30, 2000 amounted to $176,900. One of these leases contains a second ranking moveable hypothec in the amount of $300,000 on the universality of the corporation's moveable property.

          For the nine month period ended March 31, 2001, the rent for the factory, warehouse and office space amounted to $161,348. At March 31, 2001, the Company was in arrears of rent of $31,698.

Note 17 - LITIGATION
          An action was instituted by Plaintiffs, a Canadian resident and a Canadian corporation, in a Canadian court alleging a breach of contract and other related claims. The monetary damages were unspecified in the case.

          The current action follows two similar actions taken in the United States courts, the first of which was withdrawn and the second of which was dismissed based on forum non convenience and other considerations. Although no answer has been filed to date, Counsel for the Company believes theta the Company has meritorious defenses to the Plaintiff's claims and valid counter claims which the company can and will assert when appropriate. Further, even if a recovery is awarded to the Plaintiffs, it will not, in the opinion of Counsel and Management, be of an amount which will have a material adverse effect upon the Company's financial position.

          An action was brought by a Plaintiff against the Company, alleging that the Company had agreed to issue 1,000,000 shares of its Common Stock to the Plaintiff in consideration for expenses allegedly paid by the Plaintiff in the amount of approximately $150,000. The Plaintiff's complaint seeks to impose an equitable trust or lien on 1,000,000 of unissued shares of the Company, demands the issuance of 1,000,000 shares to the Plaintiff and seeks for breach of contract, monetary damages of $1,400,000. Counsel for the Company believes that the Company has valid defenses to all of the Plaintiff's claims and has denied all of the Plaintiff's allegations.

                                      -F32-

                     THE TIREX CORPORATION AND SUBSIDIARIES
                         (A DEVELOPMENTAL STAGE COMPANY)

                   Notes to Consolidated Financial Statements


Note 17 - LITIGATION (CONTINUED)
          The Company was involved with a lawsuit with a prior consultant. The complaint alleged that the Company breached its consulting agreement by failing to pay compensation due there under and sought damages in the amount of $221,202 including interest and legal costs. The Company filed a counter claim for fraud, breach of contract and unjust enrichment on the part of the consultant. The Company sought relief consisting of compensatory damages in the amount of $28,800 and cancellation of the stock certificate issued to the plaintiff for 263,529 shares; a declaratory judgment that the consulting agreement is of no force and effect; punitive damages; and interest and legal costs. In April 2001, this matter was settled for no monetary amount with the parties agreeing to dismiss their various claims.

Note 18 - ACCUMULATED OTHER COMPREHENSIVE INCOME
          The deficit accumulated during the development stage included other accumulated comprehensive income totaling $103,396.

                                      -F33-

================================================================================






                              30,600,000 SHARES OF

                                  COMMON STOCK






                              THE TIREX CORPORATION





                                -----------------

                                   PROSPECTUS

                                -----------------









                       THE DATE OF THIS PROSPECTUS IS [ ]



================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of the Company provide that the Company shall indemnify directors and officers of the Company. The pertinent section of Delaware Corporation Law regarding indemnification of officers and directors is set forth below. In addition, upon effectiveness of this registration statement, management intends to obtain officers and directors liability insurance.

         See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission (the "Commission") with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         Section 102(b) (7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any brach of the director's duty of loyalty to the corporatin or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchase or redemption, or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorpration contains such a provision.

         The Company's Certificate of Incorporation provides, pursuant to the authority granted by Seciton 145 of the Delaware General Corporation Law, that the Company indemnify directors and officers against expenses (including attorneys' fees) judgments, fines and suits or proceedings, whther civil, criminal, administrative or investigative, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Whle the statue provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareholder vote, agreement or otherwise, neither the Company's Certificate of Incorporation nor Bylaws nor any other agreement contains additional indemnification provisions.

         (1) Indemnification of Directors - A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, if,

         (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she has reasonable grounds for believing that his or her conduct was lawful.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

         SEC registration fee ........................................  $   544
         Accountants' fees and expenses  .............................    2,500
         Legal fees  .................................................   10,000
         Printing and engraving  .....................................    2,000
         Miscellaneous  ..............................................    5,000
         Transfer agent's and warrant agent's fees and expenses  .....    2,000

                         Total  ......................................   22,044


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         The following is a summary of recent sales of unregistered securities that we have accounted for prior to the end of our third operating quarter, ended March 31, 2001:

1. On or about August 29, 2000, we issued approximately 200,000 shares of our common stock to Lawrence Culliford, as payment for $54,600 in business consulting services rendered to the Company. The shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

2. On or about September 18, 2000, we issued approximately 99,831 shares of our common stock to Linda Pellegrino, in lieu of approximately $14,550 as payment for legal services rendered to the Company. The shares were issued pursuant to the exemption from registration under
         Section 4(2) of the Securities Act of 1933, as amended.

3. On or about March 8, 2001, we issued approximately 582,929 shares of our common stock to Anthony Giuliano, the Company's comptroller, in exchange for his investment in the Company of approximately $34,160. The shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER                                  DESCRIPTION
-----                                   -----------

3.1 *                      Articles of Incorporation of The Tirex Corporation

3.2 * Articles of First Amendment to the Articles of Incorporation of The Tirex Corporation.

3.3 * Articles of Second Amendment to the Articles of Incorporation of The Tirex Corporation.

3.4 *                      By-laws of The Tirex Corporation, as amended

5.1 **                     Opinion of Sichenzia, Ross & Friedman LLP

5.2 **                     Opinion of Frohling Hudak & Pellegrino, LLC

10.1 ** Subscription Agreement by and between the Company and each of Laurus Master Fund, Ltd., The Keshet Fund, L.P., Keshet L.P., Talbiya B. Investments Ltd., Laurus Master Fund Ltd., dated as of the February 26, 2001

10.2 *** Waiver and Release by and between the Company and each of Laurus Master Fund, Ltd., The Keshet Fund, L.P., Keshet L.P., and Talbiya B. Investments Ltd.

10.3 ** Form of 8% Convertible Note issued by the Company to each of Laurus Master Fund, Ltd., The Keshet Fund, L.P., and Keshet L.P.

10.4 ** Form of Common Stock Purchase Warrant issued by the Company to each of Laurus Master Fund Ltd. and Talbiya B. Investments Ltd.

10.5 ** Collateral Agent Agreement by and among the Company, Laurus Master Fund, Ltd., The Keshet Fund, L.P., Keshet L.P., Talbiya B. Investments Ltd., and Barbara
                           R. Mittman dated as of February 26, 2001

10.6 **                    Security Agreement by and among the Company, John L.
                           Threshie, Jr., Louis Muro, Louis Sanzaro and Barbara
                           R. Mittman, dated as of February 26, 2001

10.7 ** Funds Escrow Agreement by and among the Company, Laurus Master Fund, Ltd., The Keshet Fund, L.P., Keshet L.P., Talbiya B. Investments Ltd., and Barry Deonarine, Esq., dated as of February 26, 2001

10.8 ** Product & Market Development Agreement by and between Xerus, Inc. and Tirex Canada R & D, Inc., dated as of April 11, 2001

10.9 *** Strategic Market Agreement by and between The Tirex Corporation and Tirex Europe S.L.

23.1 ** Consent of Sichenzia, Ross & Friedman LLP (incorporated into the opinion of Sichenzia, Ross & Friedman LLP, filed herewith as Exhibit 5.1)

23.2 ** Consent of Frohling Hudak & Pellegrino, LLC (incorporated into the opinion of Frohling Hudak & Pellegrino, LLC, filed herewith as Exhibit 5.2)

23.3 **                    Consent of Pinkham & Pinkham P.C

------------
*        Incorporated by reference
**       Filed herewith
***      To be filed by amendment



ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         In accordance the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, in the province of Quebec, Canada, on May 18, 2001.


                                        THE TIREX CORPORATION

                                        By: /s/ JOHN L. THRESHIE, JR.
                                            ------------------------------------
                                            John L Threshie, Jr.
                                            President, Chief Executive Officer
                                              and Director


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

       SIGNATURE                      CAPACITY                         DATE
       ---------                      ---------                        ----

    /s/ MICHAEL D.A. ASH              Chief Financial Officer,      May 18, 2001
    --------------------------          and Secretary
    Michael D.A. Ash

    /s/ LOUIS V. MURO                 Director                      May 18, 2001
    --------------------------
    Louis V. Muro

    /s/ LOUIS SANZARO                 Director                      May 18, 2001
    --------------------------
    Louis Sanzaro